UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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McAfee, Inc.

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MCAFEE, INC.
3965 FREEDOM CIRCLE
SANTA CLARA, CALIFORNIA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 17, 2010

You are cordially invited to join us at the annual meeting of stockholders of McAfee, Inc. on Thursday, June 17, 2010, at 2:00 p.m. Pacific Daylight Time at our corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054.

Our 2010 annual meeting of stockholders will be held for the following purposes:

1. To elect three Class III directors for two-year terms;

2. To approve our 2010 Equity Incentive Plan;

3. To approve our 2010 Director Equity Plan;

4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2010; and

5. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders owning our shares at the close of business on April 27, 2010 are entitled to attend and vote at the meeting. For ten days prior to the meeting, a complete list of these stockholders will be available during ordinary business hours at our corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054.

It is important that your shares are represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope or vote by telephone or the Internet by following the instructions on the proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting.

If you plan to join us at the meeting, please go to http://investor.mcafee.com/annual-proxy.cfm to complete the registration form. The deadline for registration is June 11, 2010. All stockholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport. Check-in will begin at 1:30 p.m. Pacific Daylight Time.

On behalf of our board of directors, I would like to thank you for your continued interest in McAfee. I look forward to seeing you at the annual meeting.

By order of our board of directors,

Mark D. Cochran
Executive Vice President,
Chief Legal Officer/General Counsel
Santa Clara, California
April 30, 2010

MCAFEE, INC.
3965 Freedom Circle
Santa Clara, California 95054

The accompanying proxy is solicited by our board of directors for use at the 2010 annual meeting of stockholders to be held on Thursday, June 17, 2010, at 2:00 p.m. Pacific Daylight Time at our corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054, or any adjournment or postponement of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We will bear the cost of soliciting proxies and we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to stockholders. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. We have engaged the firm of Morrow & Co., LLC, 470 West Ave, Stamford, Connecticut 06902, to assist us in the solicitation of proxies. We have agreed to pay Morrow & Co. a fee of $6,000 plus expenses for these services.

In some instances, we may deliver only one copy of this proxy statement to multiple stockholders sharing a common address. If requested in writing, we will promptly provide a separate copy of this proxy statement to a stockholder sharing an address with another stockholder. Requests in writing should be sent to our corporate secretary at our corporate headquarters. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

These proxy solicitation materials will be mailed to all stockholders entitled to vote at the meeting, beginning on or about May 12, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
STOCKHOLDERS MEETING TO BE HELD ON JUNE 17, 2010

We are mailing or otherwise delivering to you the proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2009. These proxy materials are also available to you on the Internet. The proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2009 are available at investor.mcafee.com. You may access your proxy card on the Internet by following the instructions on the proxy card included at the end of the proxy statement. Please note that you will not be required to provide any personal information, other than the identification number provided on the proxy card, to execute a proxy.

VOTING INFORMATION

Who may vote?  You may vote if you own shares of our stock at the close of business on April 27, 2010 (the “record date”). As of the record date, there were 155,993,948 shares outstanding.

Can I revoke my proxy or change my vote?  Yes. Subject to any rules that your broker, trustee or nominee may have, if you are a stockholder whose shares are registered in your name, you may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting by:

•	delivering to our corporate secretary a written notice of revocation before the meeting;

•	executing a proxy bearing a later date; or

•	attending the meeting and voting in person.

If you hold your shares in “street name” (through a broker, bank or other nominee), you cannot revoke your proxy and will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from your broker, bank or other nominee (which is referred to as the “record holder”).

What is the minimum number of stockholders that must attend for the meeting to be valid?  The holders of a majority of the outstanding shares of our stock as of the record date must be present in person or by proxy for the meeting to be authorized to transact business. This minimum number of required shares is referred to as a “quorum.”

How many votes are required to approve an item of business?  Each of the three directors will be elected if he receives the affirmative vote of a majority of the shares of stock present or represented and voting for the election of directors at the meeting. Stockholders may not cumulate their votes, which means that they cannot allocate more than one vote to a director candidate for each share they hold. If a director nominee fails to receive the required number of votes for re-election, our board of directors (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s previously-submitted conditional resignation. Absent a legitimate business purpose for the director to remain on our board of directors, our board will accept the resignation.

All other proposals require the affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting.

We count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. Accordingly, abstentions on a given proposal generally will have the same effect as a vote against the proposal, except to the extent that abstentions do not contribute to the affirmative vote required. In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. We count broker non-votes (shares held by a broker for which the beneficial stockholder has not given specific voting instructions) for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to the particular proposal. Thus, a broker non-vote is not deemed to be a vote cast and, accordingly, will not affect the outcome of the voting on the proposals at the meeting.

What is the effect of not casting my vote if my shares are held in street name?  If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Similarly, your bank or broker will not have discretion to vote uninstructed shares on stockholder proposals (Items 2 and 3 of this proxy statement). Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Item 4 of this proxy statement).

What is the deadline for making stockholder proposals for next year’s annual meeting of stockholders?  In order for stockholder proposals to be considered at the 2011 annual meeting, stockholders who wish to present proposals at that meeting must submit their proposals so that we receive them no later than April 18, 2011 but no earlier than March 19, 2011 (not less than 60 calendar days nor earlier than 90 calendar days before the one-year anniversary of the date of the preceding year’s annual meeting). If the date of next year’s annual meeting is changed by more than 30 days before or after the anniversary date of this year’s annual meeting, then our corporate secretary must receive the proposal by the close of business on the later of (i) 90 calendar days prior to next year’s annual meeting, or (ii) ten calendar days following the day on which we first publicly announce the date of next year’s annual meeting. For such a stockholder proposal to be included in our proxy statement and proxy card, we must receive it no later than February 18, 2011 (not less than 120 calendar days before the one-year anniversary of the date of the preceding year’s annual meeting), and also it will need to comply with the procedures set forth in our bylaws and Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

McAfee, Inc.
Attn: Corporate Secretary
3965 Freedom Circle
Santa Clara, CA 95054
Fax: (408) 346-5348

Under our bylaws, a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below); (3) the class and number of shares held of record or beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any of our securities; (5) any material interest of the stockholder or a Stockholder Associated Person in such business; and (6) a statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal. Stockholder’s must also supplement their notice no later than ten calendar days following the record date to disclose the information contained in items (3) and (4) above as of the record date. A “Stockholder Associated Person” of any stockholder is (x) any person controlling, directly or indirectly, or acting in concert with, that stockholder, (y) any beneficial owner of shares of stock owned of record or beneficially by that stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (z) any person controlling, controlled by or under common control with that person referred to in the preceding items (x) and (y).

A stockholder desiring to recommend a nominee to the governance and nominations committee should review all of the requirements contained in our bylaws that address the process by which a stockholder submit a notice of business to be brought before an annual meeting. Our bylaws are available on our investor relations website at investor.mcafee.com under “Governance Documents.”

The rules of the Securities and Exchange Commission (“SEC”) establish a different deadline for submitting stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2011 annual meeting of stockholders is March 28, 2011 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If the date of next year’s annual meeting of stockholders is changed by more than 30 days from this year’s annual meeting, then notice must be received a reasonable time before we send our proxy materials for the 2011 annual meeting. If a stockholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2011 annual meeting of stockholders. We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting of stockholders.

PROPOSALS TO BE VOTED ON

Proposal No. 1 — Election of Directors

The total number of authorized directors is ten, and we currently have ten board members. Our board of directors is divided into three classes, with three members in each of Classes I and III and four members in Class II. At our 2009 annual meeting, our stockholders approved our amended and restated certificate of incorporation to effect the gradual declassification of our board structure such that, from and after the 2012 annual meeting, all directors would be subject to annual election.

Director Qualifications

Our board of directors believes that it is necessary for each of the company’s directors to possess many qualities and skills. When searching for new candidates, the governance and nominations committee, working with the full board, considers the evolving needs of our board of directors and searches for candidates that fill any current or anticipated future gap. Our board also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. The governance and nominations committee considers a candidate’s management experience, judgment, background, stature, conflicts of interest, integrity, diversity and commitment to the goal of maximizing stockholder value when considering director candidates. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our board are also considered. The process undertaken by the governance and nominations committee in recommending qualified director candidates is described below under “Board of Directors and Board Committees — Identification and Evaluation of Candidates for Board Membership.”

Director Nominees

Our board of directors has nominated three Class III directors for election to a two-year term at the 2010 annual meeting. All of the nominees for election at this meeting are currently directors. Messrs. O’Leary and Pangia were previously elected by the stockholders in 2008. Mr. Darcy was appointed to our board of directors in 2008.

If elected, Messrs. Darcy, O’Leary and Pangia each would serve as a Class III director until the annual meeting in 2012, or until his earlier death, resignation or removal from our board of directors. Each nominee will be elected as a director if he receives the affirmative vote of the holders of a majority of the shares of stock present or represented and voting for the election of directors at the meeting.

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated knowledge of the software industry and an ability to exercise sound judgment, as well as a commitment to our company and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

See “Directors, Executive Officers and Corporate Governance” below for additional detail regarding our board of directors, including the specific experience and qualifications of each member of our board of directors who is not currently up for election.

Thomas E. Darcy has been a director of our company since January 2008. Since August 2007, Mr. Darcy has served as executive vice president, chief financial officer and director of Tocagen Inc., a biopharmaceutical company. Mr. Darcy previously served as executive vice president for strategic projects at Science Applications International Corporation, a provider of scientific, engineering, systems integration and technical services and solutions, since November 2005, and retired in April 2007. Prior to that, Mr. Darcy served Science Applications International as corporate executive vice president beginning in December 2003, executive vice president beginning in October 2000, and as chief financial officer from October 2000 through November 2005. Prior to joining Science Applications International, Mr. Darcy was with the accounting firm currently known as PricewaterhouseCoopers LLP from 1973 to 2000, where he served as partner from 1985 to 2000. Mr. Darcy brings to our board of directors substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. Additionally, Mr. Darcy’s experience as an independent auditor provides our board with significant insight into the preparation of financial statements and knowledge of audit procedures.

Denis J. O’Leary has been a director of our company since July 2003. From 1993 to 2003, Mr. O’Leary was executive vice president of J.P. Morgan Chase & Co., having joined the bank in June 1978. During his career at J.P. Morgan Mr. O’Leary held a number of senior positions including director of finance, chief information officer, and head of retail branch banking. Mr. O’Leary currently serves on the board of directors of Fiserv, Inc. Mr. O’Leary is a business executive with significant expertise in finance and private investment. Mr. O’Leary’s long-term service on our board has provided him with valuable insight and institutional knowledge of our history and development.

Robert W. Pangia has been a director of our company since April 2001. Since 2003, Mr. Pangia has been a general partner and a managing member of Ivy Capital Partners, LLC, a private equity fund. From October 2007 to December 2009, Mr. Pangia served as chief executive officer of Highlands Acquisition Corp., an AMEX-traded special purpose acquisition company. Prior to 2003, Mr. Pangia was self-employed as a private investor. From 1987 to 1996, Mr. Pangia held a number of senior level management positions at PaineWebber Incorporated, including director of investment banking. Mr. Pangia currently serves on the board of directors of Biogen Idec Inc. Mr. Pangia served on the board of directors of ICOS Corporation from April 1991 until February 2007. Mr. Pangia’s service on other public company boards has provided him with valuable experience. Through Mr. Pangia’s private equity and investment banking experience, he brings extensive expertise in analyzing numerous aspects of a company’s business, including strategy, organizational design and planning as well as formulating and driving strategic direction and change.

Our board of directors recommends that you vote “for” the election of Messrs. Darcy, O’Leary and Pangia as Class III directors.

Proposal No. 2 — Approval of Our 2010 Equity Incentive Plan

Our board of directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the company. Our current form of company-wide equity plan, the 1997 Stock Incentive Plan (the “1997 Plan”), was first adopted in 1997. Although we have amended the 1997 Plan from time to time, we believe it appropriate to adopt a new form of company-wide equity plan consistent with current best compensation practices. Accordingly, the compensation committee of our board of directors has adopted our 2010 Equity Incentive Plan (the “Plan”), subject to, and effective as of, approval from our stockholders at the 2010 annual meeting.

If stockholders approve the Plan, there will be no further grants of equity-based awards under the 1997 Plan. However, the 1997 Plan will continue to govern awards previously granted under it. In addition, forfeited or cancelled shares subject to awards under the 1997 Plan and certain stock plans assumed in connection with our acquisitions would return to the share reserve of the Plan. The maximum aggregate number of shares that may be issued under the Plan is 12,600,000 shares plus any shares available for issuance under the 1997 Plan. As of the record date, no benefits or amounts relating to the additional 12,600,000 shares have been received by, or allocated to, any individuals.

The Plan is also designed to allow us to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance (“Section 162(m)”). However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, stock units, performance shares and performance units awarded under the Plan to qualify as “performance-based” within the meaning of Section 162(m), the Plan limits the sizes of such awards as further described below. By approving the Plan, our stockholders will be approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants. For a summary of the terms of the Plan, please see Appendix A to this proxy statement.

Our board of directors expects that the Plan will be an important factor in attracting, retaining and rewarding the high caliber employees essential to our success and in providing incentive to these individuals to promote the success of the company. The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” the approval of our 2010 Equity Incentive Plan.

If stockholders do not approve the Plan we would soon be unable to continue making grants under our 1997 Plan. This would make it extremely difficult for us to attract and retain talent. If this proposal is approved, we expect to have an adequate number of shares to continue making grants consistent with recent practices for the next two to three years. The table below sets forth certain information relating to our equity plans and outstanding awards as of March 31, 2010, and as of that date after giving effect to the approval of the Plan.

	As of	After Giving Effect
	March 31, 2010	to Approval of Plan

Available shares from all equity plans:
2010 Equity Incentive Plan(1)	—	16,859,024
1997 Stock Incentive Plan, as amended(1)	4,259,024	—
Amended and Restated 1993 Stock Plan for Outside Directors(2)	595,464	595,464
MX Logic, Inc. 2002 Equity Incentive Plan	—	—
TOTAL:	4,854,488	17,454,488
Outstanding (granted but unvested) full-value awards	5,246,425	5,246,425
Outstanding (granted but unexercised) stock options	9,782,989	9,782,989
Weighted-average exercise price for these outstanding stock options	$32.86	$32.86
Weighted-average remaining term for these outstanding stock options	7.49 years	7.49 years

(1)	The 1997 Plan includes forfeited or cancelled shares subject to awards under stock plans assumed in connection with our acquisitions (other than the MX Logic, Inc. 2002 Equity Incentive Plan). Any shares available for issuance under the 1997 Plan and forfeited or cancelled shares subject to awards under the 1997 Plan and stock plans assumed in connection with our acquisitions, including the MX Logic, Inc. 2002 Equity Incentive Plan, would return to the Plan. In connection with the compensation committee’s approval of the Plan, the committee irrevocably agreed to make no further grants of equity awards out of any existing stock compensation plans other than the Plan (and automatic grants under our director equity plan).

(2)	See Proposal No. 3 below regarding our 2010 Director Equity Plan (the “Director Plan”), which if approved by stockholders, will effectively replace the Amended and Restated 1993 Stock Plan for Outside Directors (the “Prior Plan”). The maximum aggregate number of shares that may be issued under the Director Plan is equal to the number of shares available for issuance under the Prior Plan. Any shares available for issuance under the Prior Plan and forfeited or cancelled shares subject to awards under the Prior Plan would return to the Director Plan.

Proposal No. 3 — Approval of Our 2010 Director Equity Plan

Equity-based incentives are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on our board of directors. Our current form of director equity plan, the Amended and Restated 1993 Plan for Outside Directors (the “Prior Plan”), was first adopted in 1993. Although we have amended the Prior Plan from time to time, we believe it appropriate to adopt a new form of director equity plan consistent with current best compensation practices and with the form of the Plan described in Proposal No. 2 above. Accordingly, the compensation committee of our board of directors has adopted our 2010 Director Equity Plan (the “Director Plan”), subject to, and effective as of, approval from our stockholders at the 2010 annual meeting.

If stockholders approve the Director Plan, there will be no further grants of equity-based awards under the Prior Plan. However, the Prior Plan will continue to govern awards previously granted under it. In addition, forfeited or cancelled shares subject to awards under the Prior Plan would return to the Director Plan. The maximum aggregate number of shares that may be issued under the Director Plan is equal to the number of shares available for issuance under the Prior Plan. We are not asking for any increase in the maximum aggregate number of shares that may be granted under these plans. The formula and mechanics for determining the amount, timing and type of automatic equity grants to outside directors set forth in the proposed Director Plan are identical to those set forth in the Prior Plan. The sole purpose of this proposal is to adopt a new form of director equity plan consistent with current best compensation practices and with the form of the Plan described in Proposal No. 2 above. For a summary of the terms of the Director Plan, please see Appendix B to this proxy statement.

Our board of directors believes that the Director Plan is necessary so that we can continue to provide meaningful, long-term equity based incentives to present and future outside directors. With increasing workloads, greater exposure and more stringent independence standards, recruiting and retaining board members has become challenging. Concerns over executive compensation are drawing greater attention to corporate governance, board independence and board compensation. The SEC’s disclosure rules also bring greater visibility and scrutiny to board and executive compensation.

We believe that it is in the best interests of the company and our stockholders to have a new equity incentive plan for outside directors and are asking stockholders to approve the Director Plan. The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” the approval of our 2010 Director Equity Plan.

Proposal No. 4 — Ratification of Independent Public Accountants

The audit committee of our board of directors has selected Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2010. This selection is being presented to the stockholders for ratification at the meeting as a matter of good corporate practice, though the approval of the stockholders is not actually required. A representative of Deloitte is expected to attend the annual meeting in order to respond to appropriate questions from stockholders and will have the opportunity to make a statement if the representative so desires or to respond to appropriate questions from stockholders. Amounts presented below relate to services for the years ended December 31, 2009 and 2008 without regard to the timing of the actual payment for the services.

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	Other Fees(4)

2009	$4,363,000	$7,000	$569,000	$2,000
2008	6,491,000	10,000	808,000	5,000

(1)	Deloitte served as our principal independent accountant for the years ended December 31, 2009, 2008 and 2007. Amounts shown represent audit fees billed to us by Deloitte for the audit of our consolidated financial statements included in our annual report on Form 10-K and the audit of our internal control over financial reporting, review of the quarterly reports on Form 10-Q, statutory audits for foreign entities and securities filings. The 2008 fees differ from the fees reported in our 2009 proxy statement because we received invoices for 2008 audit fees subsequent to the filing of our proxy statement in 2009.

(2)	Amounts shown represent audit-related fees billed to us by Deloitte for assurance services and services related to our audits and reviews of our consolidated financial statements that are not considered audit fees. These fees included amounts paid for Deloitte’s review of our Form S-8s.

(3)	Amounts shown represent fees billed to us by Deloitte related for tax-related services, including compliance, planning and tax advice.

(4)	Amounts shown represent fees billed to us by Deloitte for online accounting research tool subscriptions. No other fees were billed to us by Deloitte during 2009 or 2008.

Our audit committee charter includes a requirement that the audit committee of our board of directors pre-approve the services provided by our independent public accountants, including both audit and non-audit services. The pre-approval of non-audit services performed by our independent public accountants includes making a determination that the provision of the services is compatible with maintaining the independence of our independent accountants. All of the services performed by Deloitte described above under the captions “Audit-Related Fees,” “Tax Fees” and “Other Fees” were pre-approved by our audit committee.

The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” ratification of the appointment of Deloitte & Touche LLP as our independent public accountants.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our director nominees, continuing directors and current executive officers and related biographical information are set forth below.

Directors Nominees and Continuing Directors

				Year
				Term	Director
Name	Age	Principle Occupation	Committee Memberships	Expires	Since

Nominees for Class III Directors:
Thomas E. Darcy	60	Executive vice president, chief financial officer and director, Tocagen Inc.	Audit Committee, Chairman Classified Matters Committee	2010	2008
Denis J. O’Leary	53	Private Investor and Consultant; Director, Fiserv, Inc.	Compensation Committee	2010	2003
Robert W. Pangia	58	Partner, Ivy Capital Partners, LLC; Director, Biogen Idec Inc.	Audit Committee	2010	2001
Continuing Class I Directors:
Carl Bass	52	President, chief executive officer and director, Autodesk, Inc.	Governance and Nominations Committee	2011	2008
Jeffrey A. Miller	59	President and chief executive officer, JAMM Ventures	Compensation Committee	2011	2008
Anthony Zingale	54	Interim chief executive officer and director, Jive Software, Inc.	Compensation Committee Governance and Nominations Committee	2011	2008
Continuing Class II Directors:
Leslie G. Denend	69	Director, Exponent, Inc., Verifone, Inc. and USAA	Compensation Committee, Chairman	2012	1995
David G. DeWalt	45	Chief executive officer and president, McAfee, Inc.; Director, Polycom, Inc.		2012	2007
Lorrie M. Norrington	50	President, eBay marketplaces	N/A	2012	2009
Charles J. Robel	60	Director, Autodesk, Inc., DemandTec, Inc. and Informatica Corporation	Non-Executive Chairman of the Board Governance and Nominations Committee, Chairman Audit Committee Classified Matters Committee	2012	2006

Executive Officers

Name	Age	Position

David G. DeWalt	45	Chief executive officer and president
Albert A. “Rocky” Pimentel	55	Chief financial officer and chief operating officer
Mark D. Cochran	51	Executive vice president, chief legal officer/general counsel
Michael P. DeCesare	45	Executive vice president, worldwide sales operations
Todd W. Gebhart	55	Executive vice president and general manager, consumer, small and mobile business
Keith S. Krzeminski	48	Senior vice president, finance and chief accounting officer
Gerhard Watzinger	49	Executive vice president, worldwide strategy and business development and general manager, data protection

Director Biographies

Information pertaining to Messrs. Darcy, O’Leary and Pangia may be found in the section above entitled “Proposal No. 1 — Election of Directors.”

Carl Bass has been a director of our company since January 2008. Mr. Bass joined Autodesk, Inc, a design innovation technology company, in 1993 and currently serves as its chief executive officer, president and director. From 2004 to 2006, Mr. Bass served as chief operating officer. From 2002 to 2004, Mr. Bass served as senior executive vice president, design solutions group. From 2001 to 2002, Mr. Bass served as executive vice president, emerging business and chief strategy officer. Mr. Bass’ experience as chief executive officer and in various other executive roles at Autodesk has provided him with broad leadership and executive experience. Mr. Bass’ expertise contributes business operational knowledge and strategic planning skills, along with knowledge important to our corporate development and mergers and acquisitions activities.

Jeffrey A. Miller has been a director of our company since May 2008. He has served as president of JAMM Ventures Inc., a consulting and venture capital firm, since 2002. From 2002 to 2007, Mr. Miller also served as a venture partner with Redpoint Ventures, a venture capital firm focused on investments in information technology. Prior to his tenure at Redpoint, Miller served as chief executive officer of Documentum, Inc., a provider of content and storage management software, from 1993 to 2001. Mr. Miller served on the board of directors of Data Domain, Inc. from December 2003 until it was acquired by EMC Corp. in July 2009. His considerable experience in venture capital and extended tenure as chief executive officer of Documentum have provided him with a deep understanding of the software and technology industry. Mr. Miller also has significant experience in joint venture and mergers and acquisition transactions, which is experience that is valuable to our board of directors.

Anthony Zingale has been a director of our company since May 2008. Mr. Zingale currently serves as interim chief executive officer for Jive Software, Inc., where he has served on the board of directors since January 2008. He served as president, chief executive officer and director of Mercury Interactive, a provider of business technology optimization (BTO) solutions that included the quality, performance, availability and governance of enterprise software applications, from 2004 until it was acquired by Hewlett Packard at the end of 2006. Mr. Zingale joined the board of directors of Mercury Interactive in 2002. Mr. Zingale was a private investor from 2001 to 2004. From 2000 to 2001, Mr. Zingale served as president of Nortel Network’s billion-dollar eBusiness Solutions Group. Prior to that, Mr. Zingale served as president and chief executive officer of Clarify, a customer relationship management (CRM) provider, from 1997 until it was acquired by Nortel Networks in 2000. Mr. Zingale has a deep understanding of the software and technology industry. His experience as chief executive officer of Clarify, Mercury Interactive and Jive Software has provided him with broad leadership and executive abilities. Mr. Zingale’s outside board experience as director of several public companies enables him to provide valuable insight and guidance to our management team and board of directors.

Leslie G. Denend has been a director of our company since June 1995. From December 1997 to April 1998, Mr. Denend was president of our company. From 1993 to 1997, Mr. Denend was chief executive officer and president of Network General Corporation, which merged with McAfee Associates to form McAfee, Inc. Mr. Denend serves on the board of directors of Exponent, Inc., Verifone, Inc. and United Services Automobile Association (USAA). Mr. Denend’s service on several other boards of directors over his career, and his service on our board since 1995, have provided him with significant board-level experience, as well as valuable insight and institutional knowledge of our history and development. As a result, Mr. Denend is able to provide our management team and board of directors with essential strategic, operational and corporate governance guidance.

David G. DeWalt has served as our chief executive officer and president, and as a director, since April 2007. Prior to joining McAfee, Mr. DeWalt served as executive vice president and president customer operations and content management software, at EMC Corporation from 2005 to 2007 and as its executive vice president, EMC Software Group from 2003 to 2005. EMC is a provider of information infrastructure technology and solutions. Mr. DeWalt joined EMC in 2003 upon its acquisition of Documentum, Inc., where he served as its chief executive officer and president from 2001 to 2003. Prior to joining Documentum, Mr. DeWalt was founding principal and vice president of Eventus Software, a web content software company, where he was responsible for marketing and sales, consulting services and support, product management and business development. Mr. DeWalt currently serves on the board of directors of Polycom, Inc., a provider of telepresence, voice and video conferencing solutions. As our chief executive officer, Mr. DeWalt has superior knowledge of our business and brings to our board of directors unique insight and knowledge of our operations and strategic opportunities. Mr. DeWalt’s extensive executive experience with other publicly-traded software companies also enables him to provide critical guidance with respect to our mergers and acquisition transactions.

Lorrie M. Norrington has been a director of our company since December 2009. Ms. Norrington joined eBay, Inc, a provider of online marketplaces for the sale of goods and services and online payment services, in 2005 and currently serves as president, eBay marketplaces. From 2006 to 2008, Ms. Norrington served eBay as president, international marketplaces. From 2005 to 2006, Ms. Norrington served as chief executive officer of Shopping.com, an online comparison shopping business. Prior to that, Ms. Norrington worked for Intuit, Inc., a provider of business and financial management software solutions, from 2001 to 2005. From 2002 to 2005, Ms. Norrington served as executive vice president, small business and personal finance. From 2001 to 2002, Ms. Norrington served Intuit as senior vice president, small business. Prior to that, Ms. Norrington served in a variety of roles with General Electric Company over a twenty-year period. Ms. Norrington served on the board of directors of Shopping.com, Inc. from 2004 until March 2005. Ms. Norrington is a business executive of a publicly-traded company with substantial international experience. Ms. Norrington has a strong understanding of the issues we face as a global corporation expanding into new territories, and will provide valuable insight to our management team and board of directors.

Charles J. Robel has been a director of our company since June 2006 and has served as the non-executive chairman of our board of directors since October 2006. He served as a managing member and chief operating officer at Hummer Winblad Venture Partners, a venture capital fund, from 2000 to 2005. Mr. Robel began his career at PricewaterhouseCoopers LLP, from which he retired as a partner in 2000. Mr. Robel currently serves on the board of directors of Autodesk, Inc., DemandTec, Inc., a provider of optimization services for retailers and consumer products companies, and Informatica Corporation, a provider of enterprise data integration software. Mr. Robel served on the board of directors of Adaptec, Inc., a provider of innovative data storage hardware and software solutions, from March 2006 until December 2007. Mr. Robel’s extensive service as a board member of several other technology and software companies enables him to provide essential strategic and corporate governance leadership to our management team and board of directors. In addition, Mr. Robel brings to our board of directors substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large publicly-traded companies, and a deep understanding of accounting principles and financial reporting rules and regulations.

Executive Officer Biographies

Information pertaining to Mr. DeWalt, who is both a director and an executive officer, may be found in the section above entitled “Director Biographies.”

Albert A. “Rocky” Pimentel has served as our chief financial officer and chief operating officer since May 2008. Prior to that, Mr. Pimentel served as executive vice president and chief financial officer of Glu Mobile, Inc., a publisher of mobile games, since 2004. Prior to joining Glu Mobile, Mr. Pimentel served as executive vice president and chief financial officer of Zone Labs, Inc., an end-point security software company, from 2003 until it was acquired in 2004 by Checkpoint Software, Inc. From 2001 to 2003, he served as a partner of Redpoint Ventures. Prior to joining Redpoint, he served as chief financial officer for WebTV Networks, Inc., a provider of set-top Internet access devices and services acquired by Microsoft Corporation, and LSI Logic Corporation, a semiconductor and storage systems developer. Mr. Pimentel currently serves on the board of directors of Seagate Technology LLC, a manufacturer of hard drives and storage solutions.

Mark D. Cochran has served as our executive vice president, chief legal officer/general counsel since September 2007. Prior to joining McAfee, Mr. Cochran served as vice president and general counsel of Hyperion Solutions Corporation, a provider of business performance management software, from 2005 to 2007. Prior to joining Hyperion, Mr. Cochran was vice president, general counsel and secretary of Brocade Communications Systems, Inc., a storage networking company, from 2003 to 2004. From 1999 to 2003, he served as vice president and general counsel at AvantGo, a provider of mobile enterprise software and now subsidiary of Sybase Inc.

Michael P. DeCesare was appointed executive vice president, worldwide sales operations in October 2007. Prior to that, Mr. DeCesare served as senior vice president, worldwide field operations of EMC Corporation, from 2004 to 2007, and as executive vice president of worldwide field operations for Documentum (then a division of EMC), from 2002 until 2004. Prior to joining Documentum, Mr. DeCesare served as executive vice president, worldwide sales and alliances, at Asera Inc., a provider of e-business infrastructure that accelerates implementation of enterprise software applications, from 2001 to 2002.

Todd W. Gebhart has served as our executive vice president and general manager, consumer, small and mobile business since 2008. Mr. Gebhart joined us in 1999 to lead our OEM, service provider and outsider sales teams. Mr. Gebhart assumed responsibility for our consumer business in 2002, our mobile business in 2004 and our small business in 2007. Prior to joining us, Mr. Gebhart was vice president of sales at Alaris, a provider of online video compression technology. Mr. Gebhart began his career at IBM where he held a variety of sales and management positions.

Keith S. Krzeminski has served as our chief accounting officer since March 2008. Mr. Krzeminski has also served as our senior vice president, finance since joining us in March 2007. Prior to that, Mr. Krzeminski served as senior vice president and chief financial officer of Home Interiors & Gifts, Inc., a marketer and manufacturer of home décor products, from 2005 to 2006. Before joining Home Interiors & Gifts, Mr. Krzeminski worked for Electronic Data Systems Corporation (“EDS”), a global information technology services company, where he served in several capacities during his six-year tenure. From 2004 to 2005, he served as vice president of planning and financial analysis. Mr. Krzeminski served as chief financial officer of EDS’ product lifecycle management software and services business, from 2003 to 2004. From 2002 to 2003, Mr. Krzeminski served as global finance director of EDS’ applications and information technology consulting business. Mr. Krzeminski joined EDS in 1999 as chief accounting officer, where he served until 2002.

Gerhard Watzinger has served as our executive vice president, worldwide strategy and business development and general manager, data protection, since 2008. Prior to that, Mr. Watzinger served as our senior vice president and general manager of our data protection business unit. Mr. Watzinger joined us in November 2007 upon our acquisition of SafeBoot, a provider of data protection software, where Mr. Watzinger served as chief executive officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the chief executive officer of Mascot Systems, a subsidiary of iGATE focused on offshore information technology operations. From 1998 to 2003, Mr. Watzinger served as senior vice president of iGATE’s staffing and solutions operations. Mr. Watzinger currently serves on the board of directors of Mastech, an information technology consulting and outsourcing company.

Our executive officers serve at the discretion of our board of directors. There are no family relationships among any of our directors and executive officers.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board separated the positions of chairman of the board and chief executive officer in 2006 and elected Mr. Robel, a non-employee independent director, as non-executive chairman of our board of directors. Mr. Robel also serves as our “lead” independent director for presiding over executive sessions of our board of directors without management. Mr. DeWalt serves as our chief executive officer and president. Separating the positions of chairman of the board and chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board in its fundamental role of providing advice to and independent oversight of management. Our board recognizes the time, effort, and energy that our chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board’s oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other senior management at quarterly board meetings to discuss strategy and risks facing the company. Periodically, senior management delivers presentations to our board or a board committee regarding strategic matters and matters involving material risk. Our board also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The audit committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposure. The compensation committee assists our board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and succession planning for our directors and executive officers. The nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance. We expect the responsibilities of the newly-formed classified matters committee to include reviewing with management our policies and practices with respect to risk management in the area of classified business activities. While board committees are responsible for assisting the board in evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

Identification and Evaluation of Candidates for Board Membership

Director Selection Process

For nominations of directors to be elected at an annual meeting of stockholders, the governance and nominations committee identifies nominees by first evaluating the current members of our board of directors to determine whether they will be considered for re-nomination. The evaluation is based on their demonstrated performance as a member of our board and skills and experience relevant to our business. The committee balances the value of continuity of service by existing members of our board of directors with the value of the fresh perspective that a new board member would bring. If the governance and nominations committee decides that a new candidate should be sought, it will identify the desired skills and experience of a new nominee in light of the criteria below and any other factors the committee may deem appropriate. Current members of the governance and nominations committee and board of directors are polled for suggestions for individuals meeting the criteria of the governance and nominations committee. The committee may engage third-party consultants to assist in identifying, evaluating and narrowing down the list of potential nominees. For nominations of directors to be appointed by our board of directors to fill a vacancy on our board, the committee follows a similar process to determine the desired skills and experience for a nominee, and to identify and evaluate candidates.

Our governance and nominations committee also elicits, receives and considers director candidates submitted by holders of greater than 5% of our common stock. In early 2010, our governance and nominations committee chairman met with our greater than 5% and several other significant stockholders to discuss board governance matters as well as the process and criteria associated with the nomination of directors. A 5% stockholder who wishes to recommend a prospective nominee for our board of directors should notify our corporate secretary or any member of the governance and nominations committee in writing with the information requested on our investor relations website at investor.mcafee.com under “Governance Documents — Corporate Governance Guidelines” along with whatever supporting material the stockholder considers appropriate.

In evaluating director nominees, the governance and nominations committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending individuals who will best represent the interests of our stockholders. Nominees for director are selected based on a range of criteria, including:

•	demonstrated significant leadership and management skills;

•	extensive knowledge of the enterprise software industry;

•	experience in managing or advising or as a director of successful public-companies;

•	excellent business judgment;

•	strong interpersonal, leadership and team building skills;

•	demonstrated history of strategic thinking;

•	independence of thought and judgment; and

•	commitment to the highest standards of excellence and integrity.

The governance and nominations committee may also consider other factors as it may deem are in our best interests and the best interests of our stockholders.

The governance and nominations committee also focuses on issues of diversity, such as diversity of professional experience, differences in viewpoints and skills, as well as gender, race and national origin, and education. The governance and nominations committee does not have a formal policy with respect to diversity; however, our board of directors and the governance and nominations committee believe that it is essential that the board members represent diverse viewpoints.

Stockholder Nominations

Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if timely notice of such stockholder’s intent to make such nomination is given in compliance with the requirements of our bylaws. The committee considers any nominee recommended by a stockholder if the nomination is submitted as described below.

In order to be considered timely for our 2011 annual meeting, written notice of a stockholder’s nominee must be received by our corporate secretary no later than April 18, 2011 but no earlier than March 19, 2011 (not less than 60 calendar days nor earlier than 90 calendar days before the one-year anniversary of the date of the preceding year’s annual meeting). If the date of next year’s annual meeting is changed by more than 30 days before or after the anniversary date of this year’s annual meeting, then our corporate secretary must receive the nominee by the close of business on the later of (i) 90 calendar days prior to next year’s annual meeting, or (ii) ten calendar days following the day on which we first publicly announce the date of next year’s annual meeting. The notice must include as to each nominee:

•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the class and number of shares of held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

•	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of the nominee with respect to any of our securities;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	a written statement executed by the nominee acknowledging that as a director, the nominee will owe fiduciary duties under Delaware law with respect to McAfee, Inc. and its stockholders;

•	a written statement of the nominee that the nominee, if elected, intends to tender, promptly following the election, an irrevocable resignation effective upon the nominee’s failure to receive the required vote for reelection at the next meeting at which the nominee would face reelection and upon acceptance of such resignation by our board of directors in accordance with our bylaws;

•	any other information relating to the nominee that would be required to be disclosed about the nominee if proxies were being solicited for the election of the nominee as a director, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and

•	such other information as described in our bylaws.

A stockholder desiring to recommend a nominee to the governance and nominations committee should review all of the requirements contained in our bylaws that address the process by which a stockholder may nominate an individual to stand for election to our board of directors. Our bylaws are available on our investor relations website at investor.mcafee.com under “Governance Documents.”

Board of Directors Meetings and Board Committees

During 2009, our board of directors held six meetings. Each director, with the exception of Ms. Norrington, who joined our board of directors on December 1, 2009, attended at least 75% of all board and applicable committee meetings during 2009. Ms. Norrington attended the lone board meeting convened following the date of her appointment.

Our board of directors has determined that each of its members, other than Mr. DeWalt, is “independent” as defined under the New York Stock Exchange corporate governance standards, and has no material relationship with us. Ms. Norrington is the President of eBay Marketplaces. In the ordinary course of business, we entered into agreements with eBay, Inc. and its subsidiary PayPal, Inc. prior to the time she joined our board. During 2008 and 2009, eBay and PayPal paid us approximately $1.6 million and $500,000, respectively. During each of 2008 and 2009, we paid eBay and PayPal a total of approximately $500,000. Based upon the quantitative and qualitative characteristics of these arrangements, we do not believe that Ms. Norrington has a material relationship with us.

Our board of directors has a standing audit committee, compensation committee, governance and nominations committee and, since October 2009, a classified matters committee. Each of the audit, compensation, and governance and nominations committees has a written charter, which is available on our investor relations website at investor.mcafee.com under “Governance Documents,” or by calling or writing our corporate secretary at our corporate headquarters. The classified matters committee is currently developing its written charter and, following its adoption, will become available on our investor relations website at investor.mcafee.com under “Governance Documents.”

Audit Committee

The audit committee reviews, acts and reports to our board of directors on various auditing, accounting and finance matters, including the appointment of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the approval of services to be performed by our independent accountants, the performance of our independent accountants and our accounting practices. The audit committee held ten meetings during 2009. Messrs. Darcy, Pangia and Robel served as members of the audit committee during 2009, with Mr. Darcy serving as chairman. Each of the current members of the audit committee has been designated by our board of directors as an audit committee “financial expert” (as defined under the SEC rules implementing Section 404 of The Sarbanes-Oxley Act of 2002).

Compensation Committee

The compensation committee is primarily responsible for reviewing and approving all executive officer compensation programs and decisions, administering our various equity compensation plans, and providing advice to our board of directors and management regarding other compensation and benefit programs. The compensation committee held eleven meetings during 2009. Messrs. Denend, Miller, O’Leary, and Zingale served as members of the compensation committee during 2009, with Mr. Denend serving as chairman.

Governance and Nominations Committee

The governance and nominations committee addresses issues relating to our board of directors and its committees, including identifying prospective director nominees, developing and recommending governance principles applicable to us, overseeing the evaluation of our board of directors and management, recommending nominees for our board committees and reviewing and approving all non-employee director compensation. The committee also reviews and provides guidance relating to broader corporate governance practices and initiatives. The governance and nominations committee held four meetings during 2009. Messrs. Bass, Robel, and Zingale served as members of the committee during 2009, with Mr. Robel serving as chairman.

Classified Matters Committee

In October 2009, our board of directors formed a new classified matters committee. The classified matters committee will be responsible for assisting our board of directors in overseeing management relating to business activities which, for purposes of national security, have been designated as classified by the United States government. We expect these responsibilities to include reviewing with management our policies and practices with respect to risk management in the area of classified business activities. The committee did not hold a meeting during 2009 and is currently developing a written charter. Messrs. Darcy and Robel will serve as members of the committee.

Communications with our Board of Directors

Stockholders and other interested parties who would like to communicate directly with our board of directors should send their communications in writing to our corporate secretary at our corporate headquarters at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California, 95054. Our corporate secretary will review the communication and deliver it to the director or directors named in the correspondence, provided that it relates to our business and it is not determined to be inappropriate for consideration by our board of directors. If the communication requires a response, our corporate secretary will work with the appropriate director(s) to prepare and send a response.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. We believe that all reports required to be filed during 2009 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% beneficial owners were filed on timely basis.

Other Corporate Governance Matters

Our board of directors has adopted corporate governance guidelines, a code of business conduct and ethics, and a separate code of ethics that applies to our chief executive officer, chief financial officer, corporate controller and other senior finance organization employees (“CEO/Finance Code”). These guidelines and codes establish minimum standards of professional responsibility and ethical conduct. They can be viewed at investor.mcafee.com under “Governance Documents” or may be obtained without charge by writing our corporate secretary at our corporate headquarters. If we make any substantive amendments to the CEO/Finance Code or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer, corporate controller, or other senior finance organization employee subject to the code, we will disclose the amendment or waiver on that website or in a report on Form 8-K.

Our bylaws require our chairman of the board of directors to attend stockholder meetings. Although we do not have a formal policy regarding attendance by any other members of our board of directors at our annual meeting of stockholders, our other directors are encouraged to attend the meeting. All of our then-current board members, including our chairman of the board of directors, attended the 2009 annual meeting.

In October 2008, the compensation committee of our board of directors adopted stock ownership guidelines for our executive officers and directors. The target ownership levels are 90,000 shares by our chief executive officer, 20,000 shares by each of our Section 16 officers, and 5,000 shares by each of our non-employee directors. Shares are considered “owned” if they are owned outright, held in 401(k) accounts or acquired via our employee stock purchase plan. Our executive officers and directors should achieve the ownership target levels within five years, with interim targets of 40% of ownership target levels after two years, 60% of ownership target levels after three years, and 80% of ownership target levels after four years.

COMPENSATION DISCUSSION AND ANALYSIS

A.	Executive Summary

This compensation discussion and analysis explains our 2009 executive compensation programs and compensation paid under those programs. This discussion principally relates to the following “named executive officers” for 2009:

Name	Position

David G. DeWalt	Chief executive officer and president
Albert A. “Rocky” Pimentel	Chief financial officer and chief operating officer
Mark D. Cochran	Executive vice president, chief legal officer/general counsel
Michael P. DeCesare	Executive vice president, worldwide sales operations
Gerhard Watzinger	Executive vice president, worldwide strategy and business development and general manager data protection

All significant executive compensation decisions are approved by the compensation committee of our board of directors. This committee consists of four non-employee directors who meet the independence requirements established by the SEC and the New York Stock Exchange.

Our success largely depends on our ability to attract and retain a talented and dedicated executive team, and competition for top talent in our market is fierce. We established cash and equity compensation targets for our named executive officers based on market comparables among our peer companies, scope of responsibility, individual executive performance against “key performance metrics” and relative compensation comparison among our own executives.

Cash compensation targets for our named executive officers were generally held flat, with the exception of a market-based increase paid to Mr. Cochran commensurate with his performance. We linked their cash bonuses to company and/or individual performance against key performance metrics related to our strategic imperatives. We paid cash bonuses that ranged from 55 to 60% of the targeted amounts primarily because of lower growth in revenue and change in deferred revenue as compared to our internal business plan. We set a non-GAAP earnings per share target for the vesting and number of shares underlying performance based equity awards. Our non-GAAP earnings per share results met the target required for the maximum vesting related to these awards.

B.	Executive Compensation Design

1.  Compensation Objectives and Philosophy

Our executive compensation programs have three primary objectives:

•	Attract, reward and retain talented and dedicated executives;

•	Link cash and equity incentives to individual and corporate performance; and

•	Align executive incentives with stockholder value creation.

The compensation committee reviews total compensation for each named executive officer annually, and determines the appropriate amount and mix of compensation based on the following principles:

•	Use simple and reasonable measures of performance;

•	For senior executives, provide cash compensation with a significant variable (bonus) compensation component, so that cash compensation has a significant link to performance;

•	For senior executives, provide total compensation that is primarily weighted toward equity compensation (performance stock units, restricted stock units and stock options) rather than cash, to reflect the senior executives’ greater influence on overall corporate results and stockholder return;

•	Use multi-year vesting for equity compensation to ensure that senior executives hold sufficient unvested equity value to provide a meaningful retention incentive;

•	Use comparable market data to assess the competitive market position of our compensation (as described in Section C3 below);

•	Use an independent outside consulting firm to validate market practices and trends for our industry; and

•	Minimize the use of executive perquisites.

2.  Elements of Compensation

The compensation committee evaluates executive compensation with a goal of establishing a total compensation package that is competitive both in terms of structure and opportunity to that provided to executives in comparable companies. Accordingly, our executive officers’ compensation has three primary components:

•	Base salary;

•	Cash bonuses; and

•	Equity compensation in the form of performance stock units, restricted stock units and stock options.

Salaries are generally established based on market comparables among our peer companies. Performance-based cash bonuses and equity awards are linked to company and/or individual executive performance against “key performance metrics” that are established at least annually for each executive. The compensation committee also considers the competitive market position of our executive compensation and other factors, such as leadership effectiveness, integrity, innovation, and work ethic in determining bonus and equity awards. The size and timing of equity awards are determined based on all of these factors. Vesting is based on continued service and, for certain equity grants, on the achievement of performance metrics. When it makes executive compensation decisions, the compensation committee focuses on “total direct compensation” (the total compensation to be paid if all performance goals are fully met) as well as on specific elements of compensation.

The compensation committee relies primarily on performance-based compensation and equity to attract, reward and retain a talented and dedicated executive team and to ensure a strong connection between executive compensation and our financial performance. Base salaries are only a portion of total compensation, and perquisites are generally minimal, so these are not sufficient to attract or retain executives without using other compensation vehicles.

In addition to the primary components described above, in 2007 and 2008, the compensation committee worked with its outside consultants and legal counsel to conduct a complete review of change of control and retention compensation for our named executive officers and other officers in order to standardize terms within the executive team and to provide competitive-market based change of control and severance compensation. The compensation committee discussed industry best practices in designing the change of control and retention program described below and later in this proxy statement. The ultimate program was developed through numerous meetings of the compensation committee both in executive session and with the input of members of management. Because the change of control and retention agreements were designed to expire approximately every two years, the compensation committee evaluates the necessity for such agreements each year. In February of 2010, we renewed our change of control and retention agreements for an additional two-year period with each of our named executive officers, except with respect to Mr. Pimentel. As previously disclosed, Mr. Pimentel will be retiring later this year, the effective date of which has not been determined.

3.  Key Performance Metrics (KPMs) and Other Performance Criteria

Cash bonuses and equity compensation for executives are linked to performance assessments of actual performance against quarterly and/or annual key performance metrics (“KPMs”). Typically, KPMs include a combination of financial metrics, including revenue-related and profit-related objectives reflected in our internal business plan, because they are the most direct indicators of stockholder value creation. Financial metrics are drawn from our internal business plan, but may differ from the GAAP line items. These non-GAAP metrics exclude items that are not, in the compensation committee’s view, related to ongoing operating performance, such as restructuring charges, amortization expenses associated with purchased intangible assets, and non-cash stock-based compensation expense.

KPMs may also include, among others, quantitative measures of customer success and employee success — both of which have a less direct, but nonetheless significant, impact on stockholder value creation. KPMs typically also include operational goals that are specific to each executive’s respective area of responsibility.

Although performance against KPMs is the primary determinant of cash bonus and equity compensation, the compensation committee also evaluates certain subjective factors, including the following, when making its final compensation decisions:

•	Leadership style and effectiveness, including teamwork;

•	Innovation;

•	Integrity;

•	Work ethic; and

•	Employee retention.

4.  Base Salaries

Base salaries are intended to provide a fixed amount of cash compensation for services rendered during the year. We believe that setting base salaries that approximate the median base salaries at our peer companies assists us in hiring and retaining individuals in a competitive environment. In determining individual base salaries, the compensation committee also considers the scope of job responsibilities, individual contribution, business performance, overall job market conditions, current compensation levels, the Radford Executive Survey, and other relevant third-party compensation data provided by Compensia. As discussed below, in hiring many of the current named executive officers, base salaries above the median were used to attract qualified individuals during a different environment for the company.

5.  Cash Bonuses

Our executive cash bonus program provides cash bonus opportunities to executive officers. At the beginning of the year the compensation committee establishes cash bonus opportunities for each executive officer, designated as a percentage of base salary or as a variable target amount. The committee also establishes objective financial performance criteria that must be satisfied in order for the executive officers to be eligible to receive the maximum amount of their cash bonus opportunity. The compensation committee determines the amount of cash bonus each executive earns using the following process. To ensure that the deductibility of bonuses paid to our executive officers is not limited by Section 162(m) of the Internal Revenue Code and as a condition to the payment of any bonus amounts, the compensation committee first determines if the financial performance criteria are satisfied. If so, the executive officers are eligible to receive the maximum amount of their cash bonus opportunity (subject to the compensation committee’s discretion to reduce their bonuses). For 2009, the financial performance criteria consisted solely of non-GAAP earnings per share targets. Once eligibility is determined based on the financial performance criteria, the compensation committee assesses a number of factors to determine whether to reduce (or eliminate) the cash bonus opportunity. As described in greater detail below, these factors include, among other things, certain company and/or individual performance KPMs approved by the compensation committee.

Since 2008, the payment of executive bonuses has been conditioned solely on achieving objective performance criteria. To ensure the deductibility of bonuses paid under our executive bonus plan, the compensation committee may not increase any award beyond what is payable based on performance, although it retains the discretion to reduce (or eliminate) an award. We expect that all payments under the executive bonus plan will be tax deductible as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code. See Section E below for a more detailed discussion of tax considerations relating to executive compensation.

During 2009, KPMs were generally set as quarterly targets, and performance against them was assessed on a quarterly basis. These quarterly checkpoints served as preliminary indicators of potential bonus payouts. Each quarter, 12.5% of each executive’s target annual bonus opportunity was eligible to be earned. The remaining 50% of the annual bonus opportunity was eligible to be earned after the completion of the year based on full-year performance against objectives. Because of timing considerations related to the establishment of the bonus targets, the compensation committee determined that, for 2009, the 12.5% that would ordinarily be eligible to be earned based on first quarter KPMs instead would be assessed and paid as part of the year-end assessment process.

6.  Equity Compensation in General

We regard equity compensation as a key compensation component, particularly for our executive officers, for whom equity compensation generally represents a majority of total direct compensation. Equity awards with multi-year vesting or performance measurement periods allow us to:

•	Strengthen the link between stockholder value creation and long-term executive compensation;

•	Provide an opportunity for increased equity ownership by executives;

•	Provide long-term retention incentives to executives; and

•	Maintain competitive levels of total direct compensation.

We grant a significant equity award to each executive when the executive is initially hired. In subsequent years, we grant annual refresher awards to supplement the initial award. The annual awards are generally granted during the first quarter, as part of our annual performance and compensation review process. The size of initial and follow-on awards varies among executives based on equity award practices among our peer group, the scope of their responsibilities, their performance against their KPMs and relative comparison of awards among our own executives.

7.  Stock Options, Restricted Stock Units and Performance Stock Units

Since 2006, we have been granting restricted stock units (“RSUs”) to our executive team and certain other key employees. In 2008, we began to use performance stock units (“PSUs”), which are RSUs with performance-based vesting, on a more widespread basis. We continued this practice in 2009 using a combination of RSUs and PSUs for executives and certain other key employees. Management and the compensation committee believe that it is appropriate to use more performance-based awards for senior executives and key employees because they have more direct ability to drive performance that leads to increased stockholder value creation. By granting such individuals performance-based awards, we believe it will incentivize them to create stockholder value.

RSUs give an executive the right to receive a specified number of shares of our common stock, without cost if the executive remains employed with us for a specified period. Vesting of PSUs is contingent on the achievement of pre-established performance objectives. For RSUs that do not vest because an executive’s employment terminates, the unvested shares are never issued. Except with respect to Mr. DeCesare’s PSU award made pursuant to the terms of his offer letter agreement based on negotiation during the hiring process, for PSUs that do not vest because the performance criteria are not satisfied, the unvested shares are never issued. The vesting of equity awards held by our named executives may accelerate upon termination of employment in specified situations. For additional details, see the descriptions of individual change of control and severance arrangements for each named executive below and the section below entitled “Severance and Change of Control Benefits.”

Because full-value equity awards, such as RSUs and PSUs, do not require the recipient to purchase the underlying shares upon vesting, they provide immediate, meaningful and measurable economic value for executives as of the grant date and an incentive to remain with us at least through the vesting period. Moreover, these types of awards retain value, and encourage continued employment, regardless of short-term stock price fluctuations. In contrast, the entire economic value to executives of stock options depends on future stock price appreciation, so stock options have less perceived value if the stock price declines after the grant date. Because of these differences, full-value equity awards can deliver more immediate tangible value to executives than stock options, with significantly fewer shares and potentially less dilution for our stockholders.

The compensation committee typically determines the number of shares of stock subject to RSU and PSU grants taking into account peer company data, provided by its independent compensation consultants, on the value of annual grants. Although we do not strictly benchmark our equity grants to peer data, generally we seek to provide grants that have a value between the market median and 75th percentile but individual grant value may vary from this based on the subjective determination of the compensation committee. In addition, the compensation committee assesses an executive’s total holding power when making decisions regarding equity award grants. Total holding power measures the total vested and unvested equity compensation held by an executive and allows the compensation committee to determine whether the current equity holdings of an executive are sufficient for executive retention.

Recent RSU awards generally vest over three years, with the award vesting as to one-third of the underlying shares at the end of each year. These infrequent, but sizable vesting tranches create a strong incentive to continue employment with us over the vesting period. Although vesting of the awards is based solely on continued service, the size of the award to each executive was linked to the compensation committee’s subjective assessment of the performance of each recipient. In addition, because our stock price is key to the value of the RSUs (a higher stock price makes the shares issued in settlement of RSUs more valuable) part of the value of the RSUs will depend on the performance of the executive team and our company during the vesting period.

PSU awards to our executives vest as to one-third of the underlying shares on an annual basis based upon meeting pre-established performance metrics during the year. PSUs are generally granted in February with a certification by the compensation committee of the units earned and vested occurring the following January or February.

8.  Change of Control and Retention Arrangements

As described above, in 2008, we entered into individual change of control and retention agreements or a change of control protection plan with our executive officers to provide severance payments and other change of control benefits in the event of a termination of employment in specified situations. The compensation committee believes these arrangements are essential to attract and retain executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these arrangements are in the best interests of our stockholders. While these arrangements were scheduled to expire in February 2010, the compensation committee determined that it was appropriate to renew them for another two years until February 2012. This decision was made based on their assessment, as advised by their independent compensation consultant, that such arrangements remain prevalent in the marketplace. For a summary of the terms and conditions of these individual change of control and retention agreements and the change in control protection plan, see the section below entitled “Severance and Change of Control Benefits.”

9.  Perquisites and Other Benefits

We do not view perquisites as a significant component of our executive compensation programs. As frequent travelers, all named executive officers are provided upgraded air travel because it results in them arriving at their destinations more rested and able to work. No perquisites are currently provided to any named executive officers. The compensation committee has occasionally approved perquisites in the past to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations. See the “Summary Compensation Table” for more details. Our executive officers are eligible to participate in our benefit plans on the same terms as other full-time employees. These plans include medical and dental insurance, life insurance, vision, short-term disability insurance, a Section 401(k) plan, employee stock purchase plan and discounts on our products. In addition our executive officers receive long-term disability insurance benefits that are commensurate with the market for executive officers of comparable companies.

C.	Executive Compensation-Setting Process

1.  Independent Compensation Committee Determines Executive Compensation

The compensation committee determines compensation for our named executive officers and sets compensation policy for all executive officers. All four members are independent under New York Stock Exchange and SEC definitions. Executive compensation is reviewed annually by the compensation committee in connection with executive performance evaluations. During the first quarter of each year, the compensation committee typically conducts an evaluation of our chief executive officer’s performance, utilizing formal individual input from each of our independent directors. The compensation committee also reviews the performance of our other named executive officers with our chief executive officer. The compensation committee then evaluates total current compensation to determine if any changes are appropriate based on the considerations explained throughout this compensation discussion and analysis. The compensation committee reviews and gives considerable weight to our chief executive officer’s compensation recommendations for our other named executive officers because of his direct knowledge of each of the executives’ performance and contributions. Our human resources and finance staff provide the compensation committee with information related to performance against KPMs and the financial accounting impact of compensation decisions. Although decisions are influenced by input received from Compensia and management, the compensation committee members make independent decisions based on their collective judgment.

2.  The Role of Consultants

During 2009, the compensation committee directly engaged the services of Compensia, an executive compensation consulting firm. No member of the compensation committee or any named executive officer has any affiliation with Compensia. Compensia reported directly to the chairman of the compensation committee on executive compensation matters.

In connection with specific compensation decisions, the compensation committee sought input from Compensia on a range of external market factors, including appropriate comparison companies for assessing our competitive market position, market survey data, and best practices for executive compensation arrangements. Although Compensia provided extensive data, it does not determine the amount or form of compensation for any executives. During 2009, Compensia attended most compensation committee meetings and was available for consultation with compensation committee members at other times.

In addition to the work that Compensia directly performed for the compensation committee, pursuant to the direction of the compensation committee it provided limited advice to management on bonus plan design for individuals who are not executive officers and with respect to equity grant guidelines for non-executive officers.

3.  The Role of Peer Groups and Competitive Data

With the assistance of Compensia, the compensation committee developed the group of peer technology companies to assess the competitive market position of our executive compensation. Peer companies were selected to include (i) our most direct business competitors; (ii) companies with whom we compete for talent; and (iii) software companies that are roughly comparable to us in terms of market capitalization and/or revenue. We seek to maintain stability in the peer group from year to year but make adjustments based on industry consolidation and our growth as a company. In 2009, we eliminated a number of peer companies that have been acquired over the past few years and added several peer companies to take into account our revenue performance and increase in size. This has contributed to a reduction in the size of the peer group. We also make occasional changes to ensure that the peer group continues to meet the selection criteria described above.

The following table identifies our peer companies, as used by the compensation committee in February 2009 for assessing the competitiveness of our compensation policies and practices, and provides information with respect to the revenue, net income, number of employees, and market capitalization of each of the peer companies, as compared to us.

Comparative Framework/Peer Companies

The information presented below is based on the four fiscal quarters ending December 31, 2008. Adobe Systems, CA, EA, and Symantec were not in the listed peer companies used in 2008, but were added to McAfee’s peer group list to take into account McAfee’s revenue performance and increase in size. As a result of this revenue performance and increase in size, we find ourselves competing with these companies for executive talent.

	Last Four	Last Four
	Quarters	Quarters		Market Cap
	Revenue	Net Income	Employees	($MM) as of
Company	($MM)	($MM)	at FYE	1/16/09	Headquarters

Activision Blizzard	$3,165.4	$223.9	2,640	$12,076.9	California
Adobe Systems	$3,575.8	$848.1	6,959	$11,059.8	California
Autodesk	$2,424.4	$385.4	7,300	$3,503.0	California
BMC Software	$1,830.1	$249.2	5,800	$5,077.7	Texas
CA	$4,379.0	$643.0	13,700	$9,303.2	New York
Cadence Design Systems	$1,475.5	$178.5	5,300	$1,009.7	California
CIBER	$1,202.5	$31.1	8,400	$272.8	Colorado
Citrix Systems	$1,567.2	$181.0	4,620	$4,128.9	Florida
EA	$4,328.0	$(532.0)	9,671	$5,535.2	California
Intuit	$3,107.4	$445.4	8,200	$7,623.9	California
Mentor Graphics	$843.7	$(84.6)	4,358	$481.2	Oregon
NetApp	$3,602.1	$278.5	7,645	$4,708.1	California
Novell	$956.5	$(8.7)	4,100	$1,270.8	Massachusetts
Parametric Technology	$1,070.3	$79.7	5,087	$1,106.2	Massachusetts
salesforce.com	$1,004.1	$37.1	3,318	$3,378.2	California
Sybase	$1,122.0	$164.8	3,996	$2,015.0	California
Symantec	$6,223.3	$645.0	17,600	$11,286.2	California
Synopsys	$1,337.0	$190.0	5,196	$2,628.8	California
VeriSign	$1,232.4	$(494.8)	4,251	$3,566.4	California
VMw are	$1,778.9	$256.9	5,000	$8,703.7	California

75th Percentile	$3,268.0	$305.2	7,784	$7,893.8
60th Percentile	$2,067.8	$234.0	6,264	$4,855.9
50th Percentile	$1,673.1	$185.5	5,248	$3,847.7
Average	$2,311.3	$185.9	6,657	$4,936.8
25th Percentile	$1,182.4	$35.6	4,331	$1,828.9

McAfee	$1,600.1	$172.2	5,600	$4,460.2	California

On an annual basis, Compensia provides reports to the compensation committee comparing compensation of our most senior executive officers to that of the most senior executive officers at our peer companies. Peer company data is derived from the Radford Executive Survey (which is focused on compensation in the technology sector), as adjusted by Compensia in its reasonable judgment based on changes to market conditions since the date of the survey data, and SEC filings by our peer companies. The compensation committee references total direct compensation between the market median and 75th percentile for purposes of understanding the competitive market for executive compensation. Rather than relying solely on this peer data, the compensation committee makes individual decisions based on what it believes is necessary and appropriate to attract, motivate and/or retain the executives under the particular circumstances in which the decision is made. These circumstances include but are not limited to the external competitive landscape. In light of the challenges we faced stemming from our 2006 stock option investigation, the compensation committee’s executive compensation decisions in hiring and seeking to retain the talented executives who are currently named executives resulted in top quartile total compensation for the named executives who were hired by the Company (other than Mr. Watzinger who was hired in connection with an acquisition) in order to attract the necessary executives to join us.

All of the equity awards granted during 2008 and 2009 to our employees, included our named executive officers, were approved by our compensation committee. Since 2007, we have operated under a formal equity granting policy that includes the grant policies and procedures:

•	All new-hire, promotional and retention awards are aggregated for approval on predetermined dates (typically once per quarter following our earnings announcements);

•	No individual or committee other than the compensation committee or the board of directors is authorized to approve awards;

•	All awards are approved at a meeting of the compensation committee or the board of directors, and not by written consent;

•	We determine the exercise price of a stock option based on the fair market value of our common stock on the grant date (unless otherwise legally required for grants of awards to non-US individuals); and

•	There are detailed written procedures in place for grant approvals and documentation.

D.	2009 Executive Compensation Decisions

1.  Overview

This section describes the executive compensation decisions made by our compensation committee for 2009. Except with respect to Mr. Cochran, none of our executive officers received a base salary increase in 2009. In February 2009, we granted a combination of RSUs and PSUs to our executive officers. With respect to the PSUs, the total number of underlying shares subject to the awards and the vesting conditions of such awards were based upon achievement of performance measures established by our compensation committee.

2.  PSU Vesting Criteria for 2009 Performance Period

With respect to PSUs granted to our named executive officers during 2009, vesting of the maximum number of PSUs allocated to the 2009 performance period was contingent upon the company achieving 2009 non-GAAP earnings per share of $2.26. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the maximum number of PSUs allocated to the 2009 performance period for grants to our named executive officers were earned and vested. The compensation committee prorates the number of PSUs earned and vested above or below the target level of performance achievement. Because our 2009 financial performance resulted in achievement in excess of the highest target level, no such proration was needed.

With respect to PSUs granted to our named executive officers during 2008, vesting of the PSUs allocated to the 2009 performance period was contingent upon the company achieving 2009 non-GAAP earnings per share of $2.05. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the PSUs allocated to the 2009 performance period were earned and vested. In contrast to the PSUs granted during 2009, the PSUs granted during 2008 do not provide for a prorated number of PSUs earned and vested above or below the target level of performance achievement.

Non-GAAP earnings per share financial targets are adjusted by the compensation committee for fluctuations in currency exchange rates, mergers and acquisitions and certain one-time charges, as appropriate. In 2009, the compensation committee adjusted the financial targets for fluctuations in currency exchange rates and also to exclude the financial impact of our acquisition of MX Logic, Inc. For purposes of comparing the financial targets against our financial results, the compensation committee adjusted our financial results to remove the benefit of an insurance settlement received during the first quarter related to historical litigation expenses. The compensation committee did not adjust the non-GAAP earnings per share financial targets in a way that increased the likelihood of their achievement.

3.  Key Performance Metrics and Cash Bonuses for 2009

Our board of directors approved the company’s strategic imperatives for 2009. The compensation committee then established 2009 KPMs for overall company performance as well as individual objectives for our chief executive officer based on the company’s strategic imperatives for 2009. The compensation committee also identified specific measurement methods for each KPM. Our chief executive officer established 2009 KPMs for individual objectives for our other executive officers, in consultation with those executives, based primarily on the company’s strategic imperatives for 2009 and those KPMs are reviewed and approved by the compensation committee. Our chief executive officer also identified specific measurement methods for each KPM.

Our strategic imperatives for 2009 included the following:

(1) Extend our leadership position in corporate and consumer endpoint security;

(2) Establish and extend leadership in network security;

(3) Interlock our endpoint solutions with our network solutions; and

(4) Pursue new solution opportunities that build upon our multi-platform strategy of PCs, internet and mobile security.

As described above, the compensation committee determines the amount of cash bonus each executive earns using the following process. To ensure that the deductibility of bonuses paid to our executive officers is not limited by Section 162(m) of the Internal Revenue Code and as a condition to the payment of any bonus amounts, the compensation committee first determines if the financial performance criteria are satisfied. In March 2009, the compensation committee established financial performance criteria triggering eligibility for maximum cash bonus opportunities for our executive officers with respect to each of the second, third and fourth quarters of 2009 as well as for the full 2009 year. The maximum cash bonus opportunities for our executive officers equaled 175% of the individual target cash bonus amounts. The 2009 financial criteria triggering eligibility to receive the maximum cash bonus opportunities for our executive officers were as follows:

	Q2-2009	Q3-2009	Q4-2009	Full Year 2009

Non-GAAP Earnings Per Share	$0.41	$0.45	$0.47	$1.69

In accordance with Section 162(m), achievement of the objective financial performance criteria was substantially uncertain at the time the compensation committee established the criteria, in particular because of the uncertainty around the severity or length of time that adverse national and global economic and financial market conditions would persist. Our non-GAAP earnings per share performance for each of the second, third and fourth quarters of 2009 as well as for the full 2009 year exceeded the performance criteria established by the compensation committee in order to trigger eligibility for the maximum cash bonus opportunities.

Once the compensation committee determined that the executive officers were eligible for the maximum cash bonus opportunity, the compensation committee assessed other financial and operational factors at company-wide and individual levels to determine whether to reduce (or eliminate) the cash bonus opportunities. The financial and operational factors reviewed by the compensation committee included the following:

•	Analysis of revenue and change in deferred revenue and non-GAAP earnings per share.

•	Performance against company-wide and individual KPMs as determined by the compensation committee (with input from our chief executive officer regarding other executive officers).

•	Analysis of total compensation of executive officers, including the number of PSUs allocated to the 2009 performance period that earned and vested based upon our 2009 financial performance (maximum vesting achieved).

Following its review of these factors, the compensation committee determined to reduce the bonus payouts to our executive officers for each of the second, third and fourth quarters of 2009 as well as for the full 2009 year to amounts that ranged from 55% to 60% of the individual target cash bonus amounts. The primary reason for reducing the bonus payouts was attributed to lower growth in revenue and change in deferred revenue as compared to our internal business plan.

As previously discussed with respect to financial targets for PSUs, non-GAAP earnings per share financial targets are adjusted by the compensation committee for fluctuations in currency exchange rates, mergers and acquisitions and certain one-time charges, as appropriate. In 2009, the compensation committee adjusted the financial targets for fluctuations in currency exchange rates and also to exclude the financial impact of our acquisition of MX Logic, Inc. For purposes of comparing the financial targets against our financial results, the compensation committee adjusted our financial results to remove the benefit of an insurance settlement received during the first quarter related to historical litigation expenses. The compensation committee did not adjust the non-GAAP earnings per share financial targets in a way that increased the likelihood of their achievement.

4.  Compensation for David G. DeWalt

Mr. DeWalt was hired as our new chief executive officer and president in April 2007. Mr. DeWalt did not receive a base salary increase in 2009. The compensation committee believed his 2008 base salary of $950,000 was still appropriate based upon market comparables among our peer companies and because of the uncertainty around the severity or length of time that adverse national and global economic and financial market conditions may persist. For the same reasons, Mr. DeWalt’s target cash bonus opportunity remained unchanged from 2008 at 111% of his base salary. Based on our achievement of our 2009 financial metrics described above and the compensation committee’s assessment of his individual performance against agreed upon KPMs, Mr. DeWalt received a cash bonus of $577,501, equal to 55% of his individual target cash bonus amount.

Also in February 2009, Mr. DeWalt was granted 104,295 RSUs, and 135,584 PSUs whose vesting was based upon achievement of certain 2009 non-GAAP earnings per share targets established by the compensation committee. The sizes of these awards were based on market comparables among our peer companies, scope of Mr. DeWalt’s responsibility, his individual executive performance against KPMs and relative compensation comparison among our other executives. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the full number of Mr. DeWalt’s PSUs allocated to the 2009 performance period were earned and vested. As a result, Mr. DeWalt vested as to 123,528 PSUs allocated to the 2009 performance period.

In addition to his letter agreement, Mr. DeWalt entered into a change of control and retention agreement with us in December 2008 (amended to correct an error in January 2009). As noted above, on February 16, 2010 we renewed this agreement for an additional two-year period through February 29, 2012. For a summary of the terms and conditions of this change of control and retention agreement, see the section below entitled “Severance and Change of Control Benefits.”

5.  Compensation for Mark D. Cochran

Mr. Cochran was hired as our general counsel in September 2007. Mr. Cochran’s 2009 base salary was $390,000, which reflected a $40,000 increase from 2008. The compensation committee adjusted Mr. Cochran’s base salary because, unlike the other members of the executive team, Mr. Cochran’s base salary was below the market median base salary. Because Mr. Cochran’s performance since he has been hired has been strong, the compensation committee determined that it would be appropriate to realign his base compensation to between the market median and 75th percentile. Mr. Cochran’s target cash bonus opportunity for 2009 remained unchanged from 2008, at 71% of his base salary. Based on our achievement of our 2009 financial metrics described above and the compensation committee’s assessment of his individual performance against agreed upon KPMs, Mr. Cochran received a cash bonus of $158,352, equal to 57% of his individual target cash bonus amount.

Also in February 2009, Mr. Cochran was granted 17,700 RSUs, and 23,010 PSUs whose vesting was based upon achievement of certain 2009 non-GAAP earnings per share targets established by the compensation committee. The sizes of these awards were based on market comparables among our peer companies, scope of Mr. Cochran’s responsibility, his individual executive performance against KPMs and relative compensation comparison among our other executives. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the full number of Mr. Cochran’s PSUs allocated to the 2009 performance period were earned and vested. As a result, Mr. Cochran vested as to 11,003 PSUs allocated to the 2009 performance period.

Additionally, on December 12, 2008 Mr. Cochran entered into a change of control and retention agreement with us. As noted above, on February 16, 2010 we renewed this agreement for an additional two-year period through

February 29, 2012. For a summary of the terms and conditions of this change of control and retention agreement, see the section below entitled “Severance and Change of Control Benefits.”

6.  Compensation for Michael P. DeCesare

Mr. DeCesare was hired as our executive vice president, worldwide sales operations in October 2007. Mr. DeCesare did not receive a base salary increase in 2009. The compensation committee believed his 2008 base salary of $600,000 was still appropriate based upon market comparables among our peer companies and because of the uncertainty around the severity or length of time that adverse national and global economic and financial market conditions may persist. For the same reasons, Mr. DeCesare’s target cash bonus remained unchanged from 2008 at 100% of his base salary. Based on our achievement of our 2009 financial metrics described above and the compensation committee’s assessment of his individual performance against agreed upon KPMs, Mr. DeCesare received a cash bonus of $331,875, equal to 55% of his individual target cash bonus amount.

Also in February 2009, Mr. DeCesare was granted 34,000 RSUs, and 44,200 PSUs whose vesting was based upon achievement of certain 2009 non-GAAP earnings per share targets established by the compensation committee. The sizes of these awards were based on market comparables among our peer companies, scope of Mr. DeCesare’s responsibility, his individual executive performance against KPMs and relative compensation comparison among our other executives. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the full number of Mr. DeCesare’s PSUs allocated to the 2009 performance period were earned and vested. As a result, Mr. DeCesare vested as to 34,734 PSUs allocated to the 2009 performance period.

Additionally, on December 12, 2008 Mr. DeCesare entered into a change of control and retention agreement with us. As noted above, on February 16, 2010 we renewed this agreement for an additional two-year period through February 29, 2012. For a summary of the terms and conditions of this change of control and retention agreement, see the section below entitled “Severance and Change of Control Benefits.”

7.  Compensation for Albert A. “Rocky” Pimentel

Albert A. “Rocky” Pimentel was hired as our chief financial officer and chief operating officer in May 2008. On February 10, 2010, Mr. Pimentel notified us of his intention to retire from his position as our chief financial and chief operating officer later during the year.

Mr. Pimentel did not receive a base salary increase in 2009. The compensation committee believed his 2008 base salary of $500,000 was still appropriate based upon market comparables among our peer companies and because of the uncertainty around the severity or length of time that adverse national and global economic and financial market conditions may persist. For the same reasons, Mr. Pimentel’s target cash bonus remained unchanged from 2008 at 100% of his base salary. Based on our achievement of our 2009 financial metrics described above and the compensation committee’s assessment of his individual performance against agreed upon KPMs, Mr. Pimentel received a cash bonus of $273,438, equal to 55% of his individual target cash bonus amount.

Also in February 2009, Mr. Pimentel was granted 13,000 RSUs, and 16,900 PSUs whose vesting was based upon achievement of certain 2009 non-GAAP earnings per share targets established by the compensation committee. The sizes of these awards were based on market comparables among our peer companies, scope of Mr. Pimentel’s responsibility, proximity to his new-hire awards, his individual executive performance against KPMs and relative compensation comparison among our other executives. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the full number of Mr. Pimentel’s PSUs allocated to the 2009 performance period were earned and vested. As a result, Mr. Pimentel vested as to 5,634 PSUs allocated to the 2009 performance period.

Additionally, on December 12, 2008 Mr. Pimentel entered into a change of control and retention agreement with us. This agreement expired on February 15, 2010 pursuant to its terms. As noted above, we did not renew our change of control and retention agreement with Mr. Pimentel in light of his pending retirement. The terms and conditions of Mr. Pimentel’s expired change of control and retention agreement are consistent with the terms and conditions of the agreements with the Tier 2 Executives described in the section below entitled “Severance and Change of Control Benefits.”

8.  Compensation for Gerhard Watzinger

Gerhard Watzinger joined us in November 2007 as part of our acquisition of SafeBoot Holding BV and serves as our executive vice president, worldwide strategy and business development and general manager data protection. Mr. Watzinger did not receive a base salary increase in 2009. The compensation committee believed his 2008 base salary of $350,000 was still appropriate based upon market comparables among our peer companies and because of the uncertainty around the severity or length of time that adverse national and global economic and financial market conditions may persist. For the same reasons, Mr. Watzinger’s target cash bonus opportunity remained unchanged from 2008 at 100% of his base salary. Based on our achievement of our 2009 financial metrics described above and the compensation committee’s assessment of his individual performance against agreed upon KPMs, Mr. Watzinger received a cash bonus of $208,906, equal to 60% of his individual target cash bonus amount.

Also in February 2009, Mr. Watzinger was granted 21,700 RSUs, and 28,210 PSUs whose vesting was based upon achievement of certain 2009 non-GAAP earnings per share targets established by the compensation committee. The sizes of these awards were based on market comparables among our peer companies, scope of Mr. Watzinger’s responsibility, his individual executive performance against KPMs and relative compensation comparison among our other executives. Based on our 2009 non-GAAP earnings per share performance, the compensation committee certified that the full number of Mr. Watzinger’s PSUs allocated to the 2009 performance period were earned and vested. As a result, Mr. Watzinger vested as to 12,737 PSUs allocated to the 2009 performance period.

Additionally, on December 12, 2008 Mr. Watzinger entered into a change of control and retention agreement with us. As noted above, on February 16, 2010 we renewed this agreement for an additional two-year period through February 29, 2012. For a summary of the terms and conditions of this change of control and retention agreement, see the section below entitled “Severance and Change of Control Benefits.”

E.  Tax, Accounting and Other Considerations

Tax Deductibility of Compensation Expense.  Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation to certain executives that we may deduct as a business expense in any tax year unless, among other things, the compensation is performance-based and it is paid under a compensation plan that has been approved by our stockholders. During 2009, we designed our incentive compensation plans so that they qualify as performance-based compensation that is deductible under Section 162(m). We expect that all compensation payments under the bonus plan will be exempt from Section 162(m) and will therefore be tax deductible. Mr. Denend does not qualify as an outside director under Section 162(m) because he is a former officer of McAfee (although he is independent from the company under the New York Stock Exchange listing requirements and SEC rules). Mr. Denend abstains from making decisions with respect to compensation that could qualify as exempt from Section 162(m)’s limits. With respect to those decisions, the remaining independent members of the compensation committee act.

From time to time, the compensation committee may approve compensation that will not meet these requirements for deductibility in order to ensure competitive levels of total compensation for its executive officers.

Tax Implications for Executives.  Section 409A of the Internal Revenue Code (the “Code”) imposes additional income taxes on our employees who receive certain types of deferred compensation if the compensation does not meet the qualification requirements of Section 409A. We generally do not offer deferred compensation programs subject to Section 409A.

Section 4999 of the Code imposes an excise tax on payments to executives of severance or change of control compensation that exceeds the levels specified in Section 280G of the Code. Our named executive officers could potentially receive amounts that exceed the Section 280G limits as severance or change in control payments, but the compensation committee does not consider this potential impact in compensation program design.

Accounting Considerations.  The compensation committee also considers the accounting expense and cash flow implications of various forms of executive compensation. For base salary and cash bonuses, we record or accrue compensation expense in our financial statements in an amount equal to the dollar amount of the cash payment. Accounting rules require us to record an expense in our financial statements for equity awards as well, even though equity awards are not paid to employees in cash. All equity awards (stock options, RSUs and PSUs) result in compensation expense. The compensation committee believes that the advantages of equity awards, as described throughout this compensation discussion and analysis, more than outweigh the non-cash accounting expense associated with them.

Compensation Committee Report on Compensation Discussion and Analysis

The compensation committee of our board of directors has furnished the following report:

The compensation committee has reviewed and discussed the foregoing compensation discussion and analysis with management. Based on that review and discussion, the compensation committee has recommended to our board of directors that the compensation discussion and analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Leslie G. Denend, Chairman
Denis J. O’Leary
Jeffrey A. Miller
Anthony Zingale

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee, other than Mr. Denend as described above, during 2009 has ever been an officer or employee of McAfee or of any of our subsidiaries or affiliates. During 2009, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

Compensation Policies and Practices as They Relate to Risk Management

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on us.

SUMMARY COMPENSATION TABLE

This table summarizes the compensation earned by our named executive officers during 2009.

			Non-Equity
			Incentive Plan
			Compensation/	Stock		Option	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)		Awards(3)	Compensation(5)	Total

David G. DeWalt	2009	$950,000	$577,501	$6,539,799		$—	$5,310	$8,072,610
Chief executive officer	2008	950,000	1,000,000	12,833,666	(4)	1,124,498	34,224	15,942,388
and president	2007	675,000	1,250,000	—	(4)	6,771,700	139,226	8,835,926
Albert A. “Rocky” Pimentel	2009	500,000	273,438	815,161		—	2,622	1,591,221
Chief financial officer and chief operating officer	2008	300,962	306,404	3,747,000		2,419,605	828	6,774,799
Mark D. Cochran	2009	390,000	158,352	1,109,873		—	4,905	1,663,130
Executive vice president, chief legal officer/	2008	350,000	260,833	1,756,200	(4)	—	1,810	2,368,843
general counsel	2007	108,814	77,978	—	(4)	1,387,950	448	1,575,190
Michael P. DeCesare	2009	600,000	331,875	2,131,960		—	4,740	3,068,575
Executive vice president	2008	600,000	592,575	3,938,500	(4)	—	1,045	5,132,120
of worldwide sales operations	2007	148,076	158,301	—	(4)	1,850,600	135	2,157,112
Gerhard Watzinger	2009	350,000	208,906	1,360,692		—	5,310	1,924,908
Executive vice president, worldwide strategy and business development and general manager, data protection

(1)	Salary includes amounts deferred under our 401(k) plan.

(2)	Amounts consist of cash incentive compensation earned for services rendered in the respective fiscal years under our executive bonus plan. A description of our executive bonus plan may be found in the section above entitled “Compensation Discussion and Analysis — Executive Compensation Design.”

(3)	Amounts shown do not reflect the actual economic value realized by the named executive officer. This column reflects the grant date fair values which have been determined based on assumptions described in Note 13 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2009. For performance stock units the grant date fair value is based on the probable outcome of the performance conditions as of the grant date.

(4)	The stock unit grants made by us during 2008 to each of Messrs. DeWalt, Cochran and DeCesare include grants that would have been made during 2007 in accordance with the terms of their respective 2007 offer letter agreements with us, but for the fact that we were unable to grant equity awards (other than stock options) during 2007 because we were not current in our financial reporting obligations for substantially all of 2007. We have described each 2008 grant that is attributable to a 2007 agreement in the footnotes to the table below entitled “Outstanding Equity Awards at Fiscal Year End.”

(5)	All other compensation consisted of the following:

				Gifts,	Group Term
				Family Travel	Life	Company
		Commuting	Living	and Matching	Insurance	Contributions	Tax
Name	Year	Expense	Allowance	Gifts(1)	Coverage	To 401(k)	Gross-ups(2)	Total

David G. DeWalt	2009	$—	$—	$—	$1,710	$3,600	$—	$5,310
	2008	11,128	8,013	3,365	540	—	11,178	34,224
	2007	14,484	61,102	454	405	—	62,781	139,226
Albert A. “Rocky”	2009	—	—	—	2,622	—	—	2,622
Pimentel	2008	—	—	—	828	—	—	828
Mark D. Cochran	2009	—	—	1,000	2,155	1,750		4,905
	2008	—	—	1,000	810	—	—	1,810
	2007	—	—	108	270	—	70	448
Michael P. DeCesare	2009	—	—	—	1,140	3,600	—	4,740
	2008	—	—	341	540	—	164	1,045
	2007	—	—	—	135	—	—	135
Gerhard Watzinger	2009	—	—	—	1,710	3,600	—	5,310

(1)	Represents the cost of spousal travel to McAfee events, the cost of token gifts received at McAfee events and company-matching charitable contributions.

(2)	The tax gross-up payments disclosed in this column relate to taxes imposed on our reimbursements of living and commuting expenses (in the case of Mr. DeWalt) and taxes imposed on token gifts received at McAfee events and the cost of spousal travel to McAfee events.

GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards made by us to our named executive officers during 2009.

							All Other
		Estimated Future	Estimated Future		All Other		Stock
		Payouts Under	Payouts Under		Stock		Awards:
		Non-Equity	Equity Incentive		Awards:		Number of		Grant Date Fair
		Incentive	Plan Awards		Number of		Securities	Exercise or Base	Value of
		Plan Awards	(Threshold/Target/		Shares of Stock		Underlying	Price of Option	Stock and Option
Name	Grant Date	(Target/Maximum)(1)	Maximum)(2)		or Units		Options	Awards	Awards(9)

David G. DeWalt	2/17/2009		13,906 / 34,765 / 45,195	(3)	90,389	(3)	—	—	$3,370,274	(10)
	2/17/2009		—		104,295	(8)	—	—	3,169,525
	3/11/2009	$1,050,000 / $1,837,500
Albert A. “Rocky” Pimentel	2/17/2009		1,733 / 4,333 /5,633	(4)	11,267	(4)	—	—	420,091	(11)
	2/17/2009		—		13,000	(8)	—	—	395,070
	3/11/2009	500,000 / 875,000
Mark D. Cochran	2/17/2009		2,360 / 5,900 / 7,670	(5)	15,340	(5)	—	—	571,970	(12)
	2/17/2009		—		17,700	(8)	—	—	537,903
	3/11/2009	276,900 / 484,600
Michael P. DeCesare	2/17/2009		4,533 / 11,333 / 14,733	(6)	29,467	(6)	—	—	1,098,700	(13)
	2/17/2009		—		34,000	(8)	—	—	1,033,260
	3/11/2009	600,000 / 1,050,000
Gerhard Watzinger	2/17/2009		2,893 / 7,233 / 9,403	(7)	18,807	(7)	—	—	701,229	(14)
	2/17/2009		—		21,700	(8)	—	—	659,463
	3/11/2009	350,000 / 612,500

(1)	Amounts shown represent cash bonus awards granted during 2009 under our executive bonus plan that could be earned based on 2009 performance. Our executive bonus plan does not provide for threshold payouts, although the compensation committee may reduce or eliminate awards. For a discussion of the performance criteria related to these awards, see the section above entitled “Compensation Discussion and Analysis.”

(2)	Amounts shown represent performance stock units (PSUs) granted during 2009 under our 1997 Stock Incentive Plan that could be earned based on 2009 performance. For a discussion of the performance criteria related to these awards, see the section above entitled “Compensation Discussion and Analysis.”

(3)	On February 17, 2009, Mr. DeWalt was granted 135,584 PSUs, 45,195 (or 1/3) of which were allocated to the 2009 performance period. The remaining 90,389 PSUs are allocated to 2010 and 2011 performance periods.

(4)	On February 17, 2009, Mr. Pimentel was granted 16,900 PSUs, 5,633 (or 1/3) of which were allocated to the 2009 performance period. The remaining 11,267 PSUs are allocated to 2010 and 2011 performance periods.

(5)	On February 17, 2009, Mr. Cochran was granted 23,010 PSUs, 7,670 (or 1/3) of which were allocated to the 2009 performance period. The remaining 15,340 PSUs are allocated to 2010 and 2011 performance periods.

(6)	On February 17, 2009, Mr. DeCesare was granted 44,200 PSUs, 14,733 (or 1/3) of which were allocated to the 2009 performance period. The remaining 29,467 PSUs are allocated to 2010 and 2011 performance periods.

(7)	On February 17, 2009, Mr. Watzinger was granted 28,210 PSUs, 9,403 (or 1/3) of which were allocated to the 2009 performance period. The remaining 18,807 PSUs are allocated to 2010 and 2011 performance periods.

(8)	Amounts shown represent restricted stock units granted our 1997 Stock Incentive Plan.

(9)	Amounts shown do not reflect the actual economic value realized by the named executive officer. This column reflects the grant date fair values which have been determined based on assumptions described in Note 13 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2009. The fair value of an option award is determined using the Black-Scholes option pricing model under ASC 718. For performance stock units the grant date fair value is based on the probable outcome of the performance conditions as of the grant date.

(10)	The maximum potential grant date fair value assuming the highest possible outcome of the performance conditions with respect this PSU award is $4,120,398.

(11)	The maximum potential grant date fair value assuming the highest possible outcome of the performance conditions with respect this PSU award is $513,591.

(12)	The maximum potential grant date fair value assuming the highest possible outcome of the performance conditions with respect this PSU award is $699,274.

(13)	The maximum potential grant date fair value assuming the highest possible outcome of the performance conditions with respect this PSU award is $1,343,238.

(14)	The maximum potential grant date fair value assuming the highest possible outcome of the performance conditions with respect this PSU award is $857,302.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table shows outstanding equity awards for our named executive officers as of December 31, 2009.

						Stock Awards
									Equity Incentive
	Option Awards							Equity Incentive	Plan Awards: Market
								Plan Awards:	or Payout Value of
	Number of					Number of	Market Value	Number of Unearned	Unearned Shares,
	Securities Underlying			Option	Option	Shares or Units	of Shares or	Shares, Units or	Units or Other
	Unexercised Options(1)			Exercise	Expiration	of Stock That	Units of Stock That	Other Rights That	Rights That
Name	Exercisable	Unexercisable		Price	Date	Have Not Vested	Have Not Vested	Have Not Vested(2)	Have Not Vested(2)

David G. DeWalt	333,333	166,667		$32.49	4/30/2017	145,961	$5,921,638	208,917	$8,475,763
	34,375	40,625		32.95	2/19/2018
Albert A. “Rocky” Pimentel	50,000	100,000		37.47	8/04/2018	46,333	1,879,730	50,233	2,037,953
Mark D. Cochran	10,937	34,375		39.90	10/29/2017	31,033	1,259,009	29,676	1,203,955
Michael P. DeCesare	54,167	45,833		39.90	10/29/2017	50,666	2,055,520	67,532	2,739,733
Gerhard Watzinger	20,000	25,259	(3)	15.18	5/16/2016	56,005	2,272,123	34,876	1,414,919
	—	33,004	(4)	29.26	1/12/2017
	3,750	30,000		37.47	8/04/2018

(1)	Except with respect to Mr. Watzinger, all options in these columns vest at the rate of one-fourth (or 25%) one year from the date of grant and the remaining shares vest at a rate of 1/36th per month for the remaining 36 months of the vesting period. Under the 1997 Stock Incentive Plan, our board of directors is allowed to modify the terms of outstanding options. The exercisability of options may be accelerated upon a change of control. Unvested options are generally cancelled upon an optionee’s termination of service.

(2)	Amount shown does not include Mr. DeWalt’s 41,666 performance-based stock units vested on December 31, 2009 based on a certification by the compensation committee that the performance criteria for the 2009 performance period had been satisfied. Pursuant to the terms of the award agreement, we issued these shares to Mr. DeWalt on March 2, 2010. Amount shown also does not include Mr. DeCesare’s 16,667 performance-based stock units vested on December 31, 2009 based on a certification by the compensation committee that the performance criteria for the 2009 performance period had been satisfied. We issued these shares to Mr. DeCesare on February 11, 2010.

(3)	On May 16, 2006, Mr. Watzinger was granted stock options to purchase shares of stock of his then ultimate employer, SafeBoot Holding BV. On November 19, 2007, we acquired SafeBoot Holding BV and assumed Mr. Watzinger’s remaining stock options to purchase 75,777 shares of our common stock (on an as-converted basis). One-third of the 75,777 shares subject to these stock options are scheduled to vest on each of the second, third and fourth anniversaries of the grant date.

(4)	On January 12, 2007, Mr. Watzinger was granted stock options to purchase 66,008 shares of stock of his then ultimate employer, SafeBoot Holding BV. On November 19, 2007, we acquired SafeBoot Holding BV and assumed Mr. Watzinger’s stock options. One-fourth of the shares subject to these stock options are scheduled to vest on each of the first, second, third and fourth anniversaries of the grant date.

OPTIONS EXERCISED AND STOCK VESTED

This table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting for our named executive officers during 2009.

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares Acquired	Realized	Shares Acquired		Realized
Name	on Exercise	on Exercise	on Vesting		on Vesting

David G. DeWalt	—	$—	120,001	(1)	$3,751,248	(1)
Albert A. “Rocky” Pimentel	—	—	33,334		1,481,696
Mark D. Cochran	29,688	11,345	16,667		672,239
Michael P. DeCesare	—	—	36,668	(2)	1,321,678	(2)
Gerhard Watzinger	74,772	1,041,100	30,973		1,256,997

(1)	Amount shown includes 41,667 performance-based stock units vested on December 31, 2008 based on a certification by the compensation committee of our board of directors that the performance criteria for the 2008 performance period had been satisfied. Pursuant to the terms of the award agreement related to the stock units entered into by and between us and Mr. DeWalt, we issued these shares to Mr. DeWalt on March 4, 2009; the value realized on vesting is based on the March 4, 2009 date of issuance. Amount shown does not include 41,666 performance-based stock units vested on December 31, 2009 based on a certification by the compensation committee that the performance criteria for the 2009 performance period had been satisfied. Pursuant to the terms of the award agreement, we issued these shares to Mr. DeWalt on March 2, 2010.

(2)	Amount shown includes 16,667 performance-based stock units vested on December 31, 2008 based on a certification by the compensation committee of our board of directors that the performance criteria for the 2008 performance period had been satisfied. The value realized on vesting with respect to these shares is based on the February 2, 2009 date of issuance. Amount shown does not include 16,667 performance-based stock units vested on December 31, 2009 based on a certification by the compensation committee that the performance criteria for the 2009 performance period had been satisfied. We issued these shares to Mr. DeCesare on February 11, 2010.

Severance and Change of Control Benefits

We have entered into agreements providing for severance and/or change of control benefits with each of our current named executive officers. These severance and change of control benefits are intended to attract and retain qualified executives and promote stability and continuity in our senior management team. We did not renew our change of control and retention agreement with Mr. Pimentel in light of his pending retirement. As a result, our agreement with Mr. Pimentel expired on February 15, 2010 pursuant to its terms. The terms and conditions of Mr. Pimentel’s expired change of control and retention agreement are consistent with the terms and conditions of the agreements with the Tier 2 Executives described below.

Agreement with Mr. DeWalt

Our agreement with Mr. DeWalt provides for certain severance benefits in the event we terminate Mr. DeWalt’s employment for other than “cause” or in the event that Mr. DeWalt resigns for “good reason.” The agreement provides for varying severance benefits based upon whether the termination occurs within 18 months following a “change of control” of McAfee, Inc. (the “Change of Control Period”). The severance payments provided to Mr. DeWalt by the agreement supersede any severance payments afforded Mr. DeWalt in any employment agreement he has with us. Pursuant to the agreement and subject to signing a standard release of claims, upon

Mr. DeWalt’s termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. DeWalt’s annual base salary, plus a pro rata fraction of the amount equal to 110% of his annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365;

•	A payment equal to 12 months of the cost of continuation coverage of medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if Mr. DeWalt was covered under our health plan; and

•	Full acceleration of vesting of the outstanding restricted stock units from Mr. DeWalt’s February 11, 2008 grant with respect to 125,000 shares of stock which are due to fully vest within 12 months following termination.

Termination During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 24 months of Mr. DeWalt’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to 200% of his target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all Mr. DeWalt’s then outstanding equity awards.

Additionally, in the event Mr. DeWalt is terminated for other than cause or resigns for good reason before a change of control but on or after a “potential change of control”, Mr. DeWalt will be entitled generally to the superior severance benefits provided by a termination during a Change of Control Period. A “potential change of control” would generally occur upon the execution of an agreement, approval by our board of directors, or public announcement for us to enter into a transaction that would be a change of control if such transaction is subsequently consummated. This benefit is only available if the change of control occurs.

Agreements with Messrs. Cochran, DeCesare and Watzinger (the “Tier 2 Executives”)

Our agreements with each Tier 2 Executive provide substantially the same terms and conditions as our agreement with Mr. DeWalt as described above. However, our agreements with each Tier 2 Executive provide different benefits from those of Mr. DeWalt as described below:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of the Tier 2 Executive’s annual base salary, plus a pro rata fraction of a stated percentage, ranging from 60% to 100% of their annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365; and

•	A payment equal to twelve (12) months of the cost of continuation coverage of medical benefits under COBRA, if the Tier 2 Executive was covered under our health plan.

Termination During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of the Tier 2 Executive’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to a stated percentage, ranging from 60% to 100% of their annual base salary;

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all of the Tier 2 Executive’s then outstanding equity awards.

Apart from the varied benefits described directly above, the benefits provided to a Tier 2 Executive upon a termination for other than cause or a resignation for good reason are generally the same as those provided to Mr. DeWalt, including the provision for benefits upon a potential change of control.

The table below reflects the amount of compensation to each of our current named executive officers in the event we terminate such officer’s employment for other than “cause” or the officer resigns for “good reason”, in each case based upon whether the termination occurs within 18 months following a “change of control” of McAfee, Inc. Regardless of the manner in which an executive’s employment terminates, the executive is entitled to receive amounts already earned during his term of employment, such as base salary earned through the date of termination and accrued vacation pay. The amounts shown assume that each termination was effective as of December 31, 2009, and thus includes amounts earned through the end of 2009. The value of stock-related compensation assumes that the value of our common stock is $40.57, which was the closing trading price on the last trading day of 2009. The value of continuing coverage under our welfare and fringe benefits plans reflects our actual cost for those benefits as of December 31, 2009. All of these amounts are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts can only be determined at the time the executives’ employment actually terminates.

	Resignation for Good Reason		Resignation for Good Reason
	or Termination Other		or Termination Other
	than for Cause —		than for Cause —
	During		Other Than During
	the Change of Control Period		the Change of Control Period

David G. DeWalt
Base salary and cash bonus	$4,000,000		$1,995,000
Equity	16,053,670		—
Healthcare and other insurance benefits	23,258		23,258
Tax gross ups	N/A	(1)	N/A	(1)
Albert A. “Rocky” Pimentel(2)
Base salary and cash bonus	1,000,000		1,000,000
Equity	4,227,709		—
Healthcare and other insurance benefits	23,258		23,258
Tax gross ups	N/A	(1)	N/A	(1)
Mark D. Cochran
Base salary and cash bonus	447,065	(3)	668,573	(3)
Equity	2,486,035		—
Healthcare and other insurance benefits	16,517		16,517
Tax gross ups	N/A	(1)	N/A	(1)
Michael P. DeCesare
Base salary and cash bonus	1,200,000		1,200,000
Equity	4,826,082		—
Healthcare and other insurance benefits	23,258		23,258
Tax gross ups	N/A	(1)	N/A	(1)
Gerhard Watzinger
Base salary and cash bonus	700,000		700,000
Equity	5,645,544		—
Healthcare and other insurance benefits	17,606		17,606
Tax gross ups	N/A	(1)	N/A	(1)

(1)	We do not provide executive officers with a gross-up of excise taxes on parachute payments in any situation. In certain situations, the executive officers’ severance benefits could be reduced in order to avoid the imposition of excise tax determined in accordance with Internal Revenue Code sections 280G and 4999.

(2)	On December 12, 2008 Mr. Pimentel entered into a change of control and retention agreement with us. This agreement expired on February 15, 2010 pursuant to its terms. We did not renew our change of control and retention agreement with Mr. Pimentel in light of his pending retirement.

(3)	We do not provide for a gross-up of excise taxes on parachute payments paid upon a change in control as determined in accordance with Internal Revenue Code sections 280G and 4999. Each executive officer is subject to a provision that provides that he will receive an amount that would produce the best after-tax result.

This provision operates to reduce the executive officer’s parachute payment based on their 280G threshold if the executive officer would receive more on an after-tax basis due to the cut back. Otherwise, the executive officer is not cut back and the executive officer will be responsible for any excise tax. Due to the best after-tax provision in Mr. Cochran’s agreement, his severance payment would have been reduced by $221,508 so that he would not be subject to excise taxes under Internal Revenue Code section 280G.

DIRECTOR COMPENSATION

We believe that compensation for non-employee directors should be a mix of cash and equity to reward directors for their service in fulfilling their oversight responsibilities. We do not provide Mr. DeWalt, our lone management director, with any additional compensation for his board service. The appropriate level and form of compensation for non-employee directors is reviewed annually. In 2009, the governance and nominations committee sought input from Compensia on a range of external market factors, including appropriate comparison companies for assessing our competitive market position, market data, and best practices for non-employee director compensation arrangements. Our board of directors reviewed the governance and nominations committee’s recommendations and then determined the amount of non-employee director compensation. Non-employee director fees for 2009 were as follows:

•	$40,000 annual retainer for each board member, payable in quarterly installments;

•	an additional $100,000, payable in quarterly installments, to the chairman of the board;

•	an additional $20,000 annual retainer, payable in quarterly installments, to the chairman of the audit committee;

•	an additional $14,000 annual retainer, payable in quarterly installments, to the chairman of the compensation committee;

•	an additional $10,000 annual retainer, payable in quarterly installments, to the chairman of the governance and nominations committee;

•	$1,500 for each board or committee meeting attended in person;

•	$1,000 for each board or committee meeting attended by telephone;

•	reimbursement of expenses of attending board and committee meetings; and

•	medical insurance benefits for directors and their families.

In February 2010, our board of directors modified the director fee structure, effective January 1, 2010, to eliminate fees for board and committee meetings (up to a predetermined number of meetings) and in lieu thereof, (i) increase the annual retainers for the chairman of the board and committee chairmen and (ii) establish an annual retainer for each committee member as follows:

•	annual retainer for each board member increased to $55,000, payable in quarterly installments;

•	annual retainer for the chairman of the audit committee increased to $45,000 and established a $22,500 annual retainer for each audit committee member, payable in quarterly installments;

•	annual retainer for the chairman of the compensation committee increased to $30,000 and established a $15,000 annual retainer for each compensation committee member, payable in quarterly installments;

•	annual retainer for the chairman of the governance and nominations committee increased to $15,000 and established a $7,500 annual retainer for each governance and nominations committee member, payable in quarterly installments; and

•	established a $15,000 annual retainer for the chairman of the classified matters committee and a $7,500 annual retainer to each classified matters committee member, payable in quarterly installments.

Under our existing 1993 Stock Plan for Outside Directors, as amended, and proposed 2010 Director Equity Plan, each non-employee director is automatically granted upon joining our board an initial grant consisting of

(a) stock options having an aggregate Black-Scholes value of $200,000 on the grant date, and (b) stock units covering a number of shares having an aggregate fair market value of $200,000 on the grant date. Each year after the initial grant each director is entitled to receive an annual grant on the date of our annual meeting of stockholders consisting of (a) stock options having an aggregate Black-Scholes value of $100,000 on the grant date, and (b) stock units covering a number of shares having an aggregate fair market value of $100,000 on the grant date. All options under this plan are granted with an exercise price equal to the closing price of our common stock on the date of grant. The fair value of an option award is determined using the Black-Scholes option pricing model under ASC 718.

Stock options awarded in the initial grant vest as to 1/12 of the shares subject to the initial option each quarter over three years. Stock units awarded in the initial grant vest as to 1/3 of the shares on the earlier of (x) the anniversary of the date of grant, or (y) the date of the next annual meeting of stockholders at which a general election of directors is held, and as to 1/12 each quarter thereafter. Stock options awarded in the annual grant vest in their entirety upon the earlier of (x) the first anniversary of the date of grant, or (y) the date of the next annual meeting of stockholders at which a general election of directors is held. Stock units awarded in the annual grant vest in their entirety upon the earlier of (x) the anniversary of the date of grant, or (y) the date of the next annual meeting of stockholders at which a general election of directors is held. Vesting of all options and stock units granted under this plan is also subject to continuous service by the holder as a director on the vesting date. All options and stock units granted under this plan become fully exercisable in the event of certain mergers, sales of assets or sales of the majority of our voting stock.

Our employee directors are eligible to receive options and stock units and be issued shares of common stock directly under our 1997 Stock Incentive Plan and are eligible to participate in our 2002 Employee Stock Purchase Plan and, if an executive officer, to participate in our executive bonus plan.

The following table shows the compensation earned during 2009 by our non-employee individuals serving on our board of directors in 2009.

				All Other
Name	Fees Earned	Stock Awards(1)	Option Awards(1)	Compensation(2)	Total

Carl Bass	$52,500	$23,848	$260,551	$—	$336,899
Thomas E. Darcy	80,000	23,848	260,551	—	364,399
Leslie G. Denend	75,000	86,310	86,301	11,599	259,210
Jeffrey A. Miller	60,000	99,446	100,315	16,254	276,015
Lorrie M. Norrington	4,870	200,006	200,004	—	404,880
Denis J. O’Leary	62,000	77,825	77,815	—	217,640
Robert W. Pangia	58,000	2,205	228,626	16,254	305,085
Charles J. Robel	176,000	86,310	86,301	11,599	360,210
Anthony Zingale	66,500	99,446	100,315	21,488	287,749

(1)	The values of these awards vary among our non-employee directors because we transitioned the timing of our annual grants during 2009 to coincide with the timing of our annual meeting of stockholders. To accurately reward the service of a non-employee director in the transition to an annual meeting cycle for annual grants, each non-employee director (other than Ms. Norrington) received prorated annual grants at the 2009 annual meeting to reflect that each non-employee director had already received an equity grant under the prior director compensation structure within 12 months of the 2009 annual meeting. Ms. Norrington joined our board of directors in December 2009 and will receive a prorated annual grant on the date of our 2010 annual meeting because she will have received an equity grant within 12 months of the 2010 annual meeting. Amounts shown do not reflect the actual economic value realized by the non-employee director. The fair value of an option award is determined using the Black-Scholes option pricing model under ASC 718. This column reflects the grant date fair values which have been determined based on assumptions described in Note 13 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2009.

(2)	All Other Compensation consists of the annual cost of health insurance premiums.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows as of the record date, the number of shares of our common stock owned by (i) our chief executive officer, (ii) each of our named executive officers, (iii) each of our directors, and (iv) each stockholder known by us as of December 31, 2009 to be the beneficial owner of more than 5% of our outstanding common stock.

	Number of		Percent of
	Shares	Right to	Outstanding
Name and Address of Beneficial Owners	Owned(1)	Acquire(2)	Shares(3)

David G. DeWalt(4)	224,367	429,167	*
Carl Bass	638	36,536	*
Thomas E. Darcy	638	36,536	*
Leslie G. Denend	2,309	85,563	*
Jeffrey A. Miller	2,541	25,881
Lorrie M. Norrington	—	4,101	*
Denis J. O’Leary	7,082	135,016	*
Robert W. Pangia	59	172,641	*
Charles J. Robel	2,309	70,563	*
Anthony Zingale	2,441	25,881	*
Albert A. “Rocky” Pimentel	26,756	68,750	*
Mark D. Cochran	—	18,750	*
Michael P. DeCesare	61,134	64,583	*
Gerhard Watzinger	44,917	71,136	*
T. Rowe Price Associates, Inc.(5)	19,692,359	—	12.6%
100 E. Pratt Street, Baltimore, Maryland 21202
FMR LLC(6)	17,259,366	—	11.1%
82 Devonshire Street, Boston, MA 02109
BlackRock, Inc.(7)	14,521,553	—	9.3%
40 East 52nd Street, New York, NY 10022
Capital Research Global Investors(8)	11,047,000	—	7.1%
333 South Hope Street, Los Angeles, CA 90071
All executive officers and directors as a group (16 persons)	393,383	1,304,376	*

*	Less than 1%.

(1)	Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. The SEC rules for determining beneficial ownership are very complex. Generally, however, shares owned directly by a stockholder, plus those controlled by the stockholder (e.g., owned by members of the stockholder’s immediate families), are considered beneficially owned. Ownership excludes shares that may be acquired through stock option exercises. Unless otherwise indicated, the address of each beneficial owner is c/o McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054. To our knowledge, each person has sole voting and investment power over the shares owned unless otherwise noted.

(2)	Consists of options that are currently exercisable or will become exercisable within 60 days of the record date and stock awards that are scheduled to vest within 60 days of the record date.

(3)	Based upon 155,993,948 shares outstanding as of the record date.

(4)	Shares are beneficially owned by Mr. DeWalt on an indirect basis via the DeWalt Family Trust.

(5)	According to the amended Schedule 13G filed on February 12, 2010 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that is, in fact, the beneficial owner of such securities.

(6)	According to the amended Schedule 13G filed on February 12, 2010 by FMR LLC (“FMR”). FMR is the beneficial holder of and has sole dispositive power over 17,259,366 shares of our common stock and it has sole voting power over 2,688,211 shares.

(7)	According to the Schedule 13G filed on January 29, 2010 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial holder of and has sole dispositive power over 14,521,553 shares of our common stock and has sole voting power over 14,521,553 shares.

(8)	According to the Schedule 13G filed on February 9, 2010 by Capital Research Global Investors (“Capital Research”). Capital Research is the beneficial holder of and has sole dispositive power over 11,047,000 shares of our common stock and has sole voting power over 6,702,000 shares.

Equity Compensation Plans

The number of securities to be issued upon exercise of all outstanding options and rights (including unvested stock units), the weighted average per share exercise price of such options, and the number of shares remaining available for issuance under all of our equity compensation plans as of March 31, 2010 are reflected in the following table.

Number of
	Number of		securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	(excluding
	outstanding options	outstanding	securities reflected
Plan category	and rights	options(1)	in first column)

Plans approved by stockholders	14,652,363	$33.38	4,854,488
Plans not approved by stockholders	377,051	16.16	—

(1)	The weighted average exercise price is calculated based solely on the outstanding options.

In connection with the compensation committee’s approval of the 2010 Equity Incentive Plan, the committee irrevocably agreed to make no further grants of equity awards out of any existing stock compensation plans other than the 2010 Equity Incentive Plan (and automatic grants under our director equity plan).

MX Logic, Inc. 2002 Equity Incentive Plan

On September 1, 2009, we completed the acquisition of MX Logic, Inc., a Delaware corporation (“MX Logic”). In connection with the acquisition, we assumed the awards of stock under the MX Logic’s 2002 Equity Incentive Plan, as amended (the “MX Logic Plan”). In the event we merge with another entity or are involved in a similar change in control transaction, then unvested awards under the MX Logic Plan accelerate upon such transaction or can be exchanged for cash payment, unless they are assumed in the transaction. There are 56,159 shares of our common stock reserved for issuance under the MX Logic Plan, of which no shares were available for issuance as new grants as of March 31, 2010. In accordance with the proposed approval of our 2010 Equity Incentive Plan, if an award under the MX Logic Plan lapses or terminates without being exercised in full, such lapsed shares will return to the share reserve of our 2010 Equity Incentive Plan. This plan has not been approved by our stockholders.

Number of Awards Granted Annually for Past Three Fiscal Years

The following table sets forth information regarding stock option awards granted, restricted stock unit awards granted, performance stock units earned and issued, and our adjusted run rate utilizing the RiskMetrics Group methodology for each of the last three fiscal years.

	2009		2008		2007

Stock options granted(1)	2,152,113		3,350,516		3,214,862
Restricted stock units granted	3,305,449	(3)	1,943,390	(4)	140,000	(5)
Performance stock units earned and issued	394,363		41,667		—
Weighted average basic common shares outstanding during the fiscal year	156,144,000		156,205,000		159,819,000		3-Year Average
Run rate (adjusted)(2)	7.30%		5.32%		2.23%		4.95%

(1)	Excludes 56,159 and 501,618 stock options assumed in 2009 and 2007 from our acquisitions of MX Logic, Inc. and SafeBoot Holdings BV, respectively. Stock option awards generally vest over four years, with one-fourth of the underlying shares vesting on the first anniversary of the grant date, and the remaining underlying shares vesting ratably on a monthly basis during the next three years.

(2)	Calculated as follows:
Stock options granted + (RSUs granted x 2.5) + (PSUs earned & issued x 2.5)
weighted average basic common shares outstanding

(3)	Includes 292,500 restricted stock units with certain performance-based vesting conditions, the satisfaction of which would accelerate vesting of the restricted stock units.

(4)	Includes 928,789 restricted stock units with certain performance-based vesting conditions, the satisfaction of which would accelerate vesting of the restricted stock units. Excludes 358,795 restricted stock awards and 232,665 restricted stock units assumed in 2008 from our acquisition of Secure Computing Corporation.

(5)	We were unable to grant equity awards (other than stock options) during 2007 because we were not current in our financial reporting obligations for substantially all of 2007. In accordance with applicable accounting rules, these restricted stock units have an accounting grant date in 2007, and a legal grant date in 2008.

Related Party Transactions

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent with us, and otherwise to the fullest extent permitted under Delaware law and our bylaws. The maximum amount of potential future indemnification is unknown; however, we have directors’ and officers’ liability insurance policies that enable us to recover a portion of future indemnification claims paid, subject to retentions, conditions and limitations of the policies. As a result of this insurance coverage, we believe that the fair value of these indemnification claims is not material.

Our board of directors has determined that each of its members, other than Mr. DeWalt, is “independent” as defined under the New York Stock Exchange corporate governance standards, and has no material relationship with us. Mr. Robel serves as chairman of our board of directors and has been designated as our “lead” independent director for presiding over executive sessions of our board of directors without management. Each of the members of the audit committee of our board of directors (Messrs. Darcy, Pangia and Robel) has been designated by our board as an audit committee “financial expert” (as defined under the SEC rules implementing Section 404 of The Sarbanes-Oxley Act of 2002).

Ms. Norrington joined our board of directors in December 2009. Ms. Norrington is the President of eBay marketplaces. In the ordinary course of business, we entered into agreements with eBay, Inc. and its subsidiary PayPal, Inc. prior to the time she joined our board. During 2008 and 2009, eBay and PayPal paid us approximately $1.6 million and $500,000, respectively. During each of 2008 and 2009, we paid eBay and PayPal a total of approximately $500,000. Based upon the quantitative and qualitative characteristics of these arrangements, we do not believe that Ms. Norrington has a material relationship with us.

AUDIT COMMITTEE REPORT

The audit committee of our board of directors consists of three independent directors, Messrs. Darcy, Pangia and Robel. None of the members of the audit committee have served as our employees or officers. The audit committee is responsible for acting on behalf of our board of directors in the oversight of all aspects of our financial reporting, internal control and audit functions. The audit committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accountants. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements contained in the annual report on Form 10-K for the year ended December 31, 2009 with management. The audit committee discussed with management our major financial risk exposures and the steps management has taken to monitor and control such exposure, including our risk assessment and risk management policies. The audit committee also met with our internal auditors, with and without management present, to discuss the results of various internal audit projects, some of which included an examination and evaluation of certain elements of our internal control structure.

The audit committee discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accountants, the overall scope and plans for their audit. The audit committee also met with Deloitte, with and without management present, to discuss the results of their examination, management’s response to any significant findings, their observations of our internal controls over financial reporting, the overall quality of our financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to our accounting, internal controls and financial reporting.

In connection with the audited consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009, the audit committee also:

•	reviewed the audited consolidated financial statements with our management and Deloitte;

•	discussed with Deloitte the materials required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance;”

•	reviewed the written disclosures and the letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence;”

•	discussed with representatives of Deloitte the accounting firm’s independence from us and management; and

•	considered whether the provision by Deloitte of non-audit services is compatible with maintaining Deloitte’s independence.

During 2009, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte at each regularly-scheduled audit committee meeting. At the conclusion of the process, the audit committee reviewed a report by management on the effectiveness of our internal control over financial reporting. The audit committee also reviewed Deloitte’s Report of Independent Registered Public Accounting Firm included in our annual report on Form 10-K related to its audit of our internal control over financial reporting.

In reliance on these reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

THE AUDIT COMMITTEE

Thomas E. Darcy, Chairman
Robert W. Pangia
Charles J. Robel

COMPARISON OF STOCKHOLDER RETURN

The following Performance Graph and related information shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The following graph shows a five-year comparison of cumulative total returns for our common stock and the CRSP Total Return Index for (i) the NYSE stock market, (ii) the S&P Information Technology stocks, and (iii) the S&P 500 stocks, each of which assumes an initial value of $100 and reinvestment of dividends. The information presented in the graph and table is as of December 31 of each year. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MCAFEE, INC., NYSE MARKET INDEX,
S&P INFORMATION TECHNOLOGY AND S&P 500 INDEX

ASSUMES $100 INVESTED ON JAN. 01, 2005
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2009

	Dec-04	Dec-05	Dec-06	Dec-07	Dec-08	Dec-09
McAfee, Inc.	100.00	93.78	98.10	129.62	119.50	140.24
NYSE Market Index	100.00	109.36	131.75	143.43	87.12	111.76
S&P Information Technology	100.00	100.99	109.49	127.35	72.41	117.10
S&P 500 Index	100.00	104.91	121.48	128.16	80.74	102.11

Performance for 2009 reflects a December 31, 2009 closing market price on the New York Stock Exchange of $40.57.

OTHER INFORMATION

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

A copy of our annual report on Form 10-K for the year ended December 31, 2009 may be obtained without charge by calling or writing our corporate secretary at our corporate headquarters.

By order of our board of directors,

Mark D. Cochran
Executive Vice President,
Chief Legal Officer/General Counsel

Santa Clara, California
April 30, 2010

APPENDIX A

SUMMARY OF THE 2010 EQUITY INCENTIVE PLAN

The following is a summary of the principal features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan as set forth in Appendix C.

General

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, stock units, performance shares and performance units.

Authorized Shares

Subject to adjustment for changes in the Company’s capitalization, the Plan’s share reserve includes 12,600,000 shares plus: (i) lapsed awards under the Plan that recycle back into the Plan (as described below), (ii) any shares available for issuance under the 1997 Plan, and (iii) the number of shares subject to outstanding awards under the MX Logic, Inc. 2002 Equity Incentive Plan, the Secure Computing Corporation 2002 Stock Incentive Plan, the Secure Computing Corporation (formerly CipherTrust, Inc.) 2000 Stock Option Plan, the Cyberguard Corporation Third Amended and Restated Employee Stock Option Plan, the Safeboot Option Plan 2006, the Foundstone, Inc. 2000 Stock Plan and the 1997 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company, up to a maximum pursuant to this clause (iii) equal to 14,474,986 shares.

Shares subject to awards of restricted stock, stock units, performance shares and performance units (collectively, “Full Value Awards”) will count against the Plan’s share reserve as 2.43 shares for each share subject to such award. If shares acquired pursuant to Full Value Awards are forfeited or repurchased by the Company and would otherwise return to the share reserve as described above, then 2.43 times the number of shares forfeited or repurchased will return to the share reserve.

If an award expires or becomes unexercisable without being exercised in full, or with respect to Full Value Awards, if shares issued pursuant to Full Value Awards are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Plan. Shares purchased in the open market by the Company with the proceeds from the sale of shares pursuant to the exercise of stock option will not be available for issuance under the Plan. Upon the exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised will cease to be available under the Plan. Shares used to pay the exercise price or purchase price of an award and/or to satisfy the tax withholding obligations of an award will not remain available for issuance under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan. Shares that have actually been issued under the Plan under any award will not be returned the Plan; provided, however if shares issued pursuant to Full Value Awards are repurchased by the Company or are forfeited to the Company due to failure to vest, such shares will become available for future grant under the Plan.

Adjustments to Shares Subject to the Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Administration

The Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). (For purposes of this summary of the Plan, the term “Administrator” will refer to either the Committee or the Board.) To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of awards intended to qualify for the performance-based compensation exemption under Code Section 162(m) (“Section 162(m)”), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). For the avoidance of doubt, to the extent that the Administrator is providing for the grant, and/or the administration of, awards that are not intended to qualify as performance-based compensation under Section 162(m), the Plan may be administered by a Committee that consists of other than two “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determines deemed necessary or advisable for administering the Plan. The Administrator may expressly delegate its authority under the previous sentence to the Company’s officers.

Prohibition against Repricing

Notwithstanding anything to the contrary in the Plan, the Administrator cannot (x) modify or amend an option or a stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted (other than pursuant to certain changes in the Company’s capitalization), or (y) cancel any outstanding option or stock appreciation right and immediately replace it with a new option, stock appreciation right or any other award with a lower exercise price, unless such action is approved by the Company’s stockholders before such action is taken.

The Administrator may at any time buy out for a payment in cash an option previously granted on such terms and conditions as the Administrator establishes. Notwithstanding the foregoing, the Administrator will not be allowed to authorize the buyout of underwater options or stock appreciation rights without the prior consent of the Company’s stockholders.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2010, the Company had approximately 6,095 employees, including 5 named executive officers, and 9 non-employee directors, who would be eligible to participate in the Plan.

Stock Options

Each option granted under the Plan will be evidenced by a written agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least

110% of the fair market value of a share on the date of grant. Generally, the fair market value of the common stock is the closing sales price per share on the date of grant as quoted on the New York Stock Exchange. On March 31, 2010, the closing price of the Company’s common stock on the New York Stock Exchange was $40.13 per share.

The Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, by check, by tender of shares having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), by a net exercise, by a reduction in any Company liability to the participant, by any combination of the foregoing, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. An option will be deemed exercised when the Company receives the notice of exercise (in such form as the Administrator or its delegate specifies from time to time, including, but not limited to an electronic process) and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of 7 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years.

The Administrator will determine and specify in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) 3 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would result in liability under Section 16(b) of the Exchange Act (“Section 16(b)”), then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b). An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate 3 months after termination of the participant’s service during which exercising the option would not violate such registration requirements. However, in no event can an option be exercised after the expiration of the term of the option.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than 7 years from the date of grant. A stock appreciation right will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Additionally, the terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. An award of restricted stock subject solely to service-based vesting will vest in full no earlier (except if accelerated pursuant to the Plan’s change in control provision or pursuant to a change in control severance agreement) than the 3-year anniversary of the grant date; provided, however, that if vesting is not based solely on service-based vesting, such an award will vest in full no earlier (except if accelerated pursuant to the Plan’s change in control provision or pursuant to a change in control severance agreement) than the 1-year anniversary of the grant date. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Stock Units

The Administrator may grant stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each stock unit granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan. Stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish vesting criteria in its discretion, which may be based on company-wide, divisional or individual goals, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of stock units to be paid out to participants. An award of stock units subject solely to service-based vesting will vest in full no earlier (except if accelerated pursuant to the Plan’s change in control provision or pursuant to a change in control severance agreement) than the 3-year anniversary of the grant date; provided, however, that if vesting is not based solely on service-based vesting, such an award will vest in full no earlier (except if accelerated pursuant to the Plan’s change in control provision or pursuant to a change in control severance agreement) than the 1-year anniversary of the grant date.

After the grant of a stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned stock units as of the date set forth in the award agreement.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance shares or units granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. An award of performance units and performance shares subject solely to service-based vesting will vest in full no earlier (except if accelerated pursuant to the Plan’s change in control provision or pursuant to a change in control severance agreement) than the 3-year anniversary of the grant date; provided, however, that if vesting is not based solely on service-based vesting, such an award will vest in full no earlier (except if accelerated pursuant to the Plan’s change in control provision or pursuant to a change in control severance agreement) than the 1-year anniversary of the grant date. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish performance objectives in its discretion, which may be based on company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

Awards of restricted stock, stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company, business unit or division, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, and working capital. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole or and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. Before the latest possible date that will not jeopardize the qualification of an award as performance-based compensation within the meaning of Section 162(m), the Administrator determines whether any significant element will be included in or excluded from the calculation of any performance goal with respect to any participant. In all other respects, the performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an award and which is consistently applied with respect to a performance goal in the relevant performance period.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Individual Award Limitations

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options is 1,000,000 shares, (ii) pursuant to stock appreciation rights is 1,000,000 shares, (iii) pursuant to restricted stock is 500,000 shares,

(iv) pursuant to stock units is 500,000 shares, and (v) pursuant to performance shares is 500,000 shares, and (vi) the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $5,000,000. In addition, in connection with his or her initial service with the Company, an employee may be granted additional awards of up to (a) 1,000,000 options, (b) 1,000,000 stock appreciation rights, (c) 500,000 stock units, (d) 500,000 shares of restricted stock, (e) 500,000 performance shares and (f) $5,000,000 of performance units.

The Administrator will adjust the share limitations of (i)-(v) and (a)-(e) in the above paragraph in the event of any adjustment to the Company’s shares discussed above (under “Adjustments to Shares Subject to the Plan”).

Transferability of Awards

Awards granted under the Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any award transfer program without stockholder approval.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or our “change in control” (as defined in the Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that

•	awards be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation or its affiliate;

•	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;

•	outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

•	an award terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award be replaced with other rights or property selected by the Administrator in its sole discretion; or

•	any combination of the foregoing.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Company will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Termination or Amendment

The Plan will automatically terminate 10 years from the Plan’s initial effectiveness, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Stock Unit Awards

There are no immediate tax consequences of receiving an award of stock units. A participant who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of underlying shares of common stock subject to options granted under the 1997 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of stock units granted under the 1997 Plan during the last fiscal year, and (iv) the dollar value of such shares based on $40.57 per share, the closing price of our common stock on December 31, 2009, as reported by the New York Stock Exchange.

	Number of	Average Per	Number of	Dollar Value of
	Options	Share Exercise	Shares of	Shares of Stock
Name of Individual or Group	Granted	Price	Stock Units	Units

David G. DeWalt, Chief executive officer and president		—	239,879	$9,731,891
Albert A. “Rocky” Pimentel, Chief financial officer and chief operating officer		—	29,900	1,213,043
Mark D. Cochran, Executive vice president, chief legal officer/general counsel		—	40,710	1,651,605
Michael P. DeCesare, Executive vice president, worldwide sales operations		—	78,200	3,172,574
Gerhard Watzinger, Executive vice president, worldwide strategy and business development and general manager data protection		—	49,910	2,024,849
All executive officers, as a group		—	492,649	19,986,770
All directors who are not executive officers, as a group	11,762	$40.74	4,882	198,063
All employees who are not executive officers, as a group	2,061,524	38.98	3,173,197	128,736,602

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and voting on the matter is required to approve the adoption of the Plan. The Board believes that the adoption of the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2010 EQUITY INCENTIVE PLAN.

APPENDIX B

SUMMARY OF THE 2010 DIRECTOR EQUITY PLAN

The following paragraphs provide a summary of the principal features of the 2010 Director Equity Plan (the “Director Plan”) and its operation. The following summary is qualified in its entirety by reference to the Director Plan as attached herein as Appendix D.

Purposes of the Director Plan

The purposes of the Director Plan are to attract and retain the best available personnel for service as non-employee directors (“Outside Directors”) of McAfee, Inc. (the “Company”), to provide additional incentive to the Outside Directors of the Company to serve as directors, and to encourage their continued service on our board of directors (the “Board”). The Director Plan will permit the grant of stock units and stock options.

Stock Subject to the Director Plan

The maximum aggregate of number of shares of our common stock may be awarded under the Director Plan is the shares available for issuance under the Amended and Restated 1993 Plan for Outside Directors (the “Prior Plan”) plus (i) shares subject to awards under the Director Plan that forfeit, expire or become exercisable without being exercised in full; and (ii) shares subject to awards under the Prior Plan that that forfeit, expire or become exercisable without being exercised in full, with the maximum number of shares to be added to the Director Plan pursuant to clause (ii) equal to 554,428 shares. As of March 31, 2010, 1,337,349 shares had been granted and 595,464 shares remained available for grant under the Prior Plan.

If any award granted under the Director Plan expires, lapses or becomes unexercisable without having been exercised in full, or if stock units are forfeited or repurchased by the Company due to failure to vest, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the Director Plan.

Shares subject to stock units will count against the Director Plan’s share reserve as 2.43 shares for each share subject to such award. If shares acquired pursuant to stock units are forfeited or repurchased by the Company and would otherwise return to the share reserve as described above, then 2.43 times the number of shares forfeited or repurchased will return to the share reserve.

Eligibility

Awards of stock options and stock units under the Director Plan may be granted only to Outside Directors.

Administration

The Director Plan is administered by the Board and/or any duly appointed committee of the Board having such powers delegated by the Board. The Board shall have no authority, discretion, or power to select the Outside Directors who will receive options and/or stock units under the Director Plan, to set the exercise price of options, to determine the number of shares to be granted under options and/or stock units or the time at which such options and/or stock units are to be granted, to establish the duration of options and/or stock units, or alter any other terms or conditions specified in the Director Plan, except in the sense of administering the Director Plan subject to the provisions of the Director Plan, including the power to determine the fair market value of a share, and to determine the Black-Scholes value of an option to purchase a share. All questions of interpretation of the Director Plan or of any options and/or stock units granted under the Director Plan will be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Director Plan or awards thereunder.

Prohibition against Repricing

Subject to the adjustment provisions of the Director Plan, the terms of any option may not be amended to reduce the exercise price of outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original option without stockholder approval.

Initial Option and Stock Unit Grants under the Director Plan

Each Outside Director will be automatically granted awards on the date such person first becomes an Outside Director, whether through election by stockholders or appointment by the Board. An employee Board member who ceases to be employed by the Company, thereby becoming an Outside Director will not receive initial grants. The Director Plan provides for an automatic initial grant of: (x) stock options having an aggregate Black-Scholes value of $200,000 on the grant date; and (y) stock units covering a number of shares having an aggregate fair market value of $200,000 on the grant date.

The term of the initial option and all other options under the Director Plan is seven (7) years. The initial option vests at to 1/12 of the shares subject to the initial option each quarter over 3 years, subject to the continuous service by the holder as a director of the Company on each vesting date. The exercise price per share of the initial option and all other options under the Director Plan is the fair market value of a share on the date of grant. The initial option and all other option grants are generally exercisable for 3 months after the holder’s termination of service as a director (but not beyond the option’s original term) to the extent vested on the date of termination. If a holder’s service as a director is terminated on account death or disability, then such Outside Director may exercise his or her options under the Director Plan for 1 year after his or her termination date, but not beyond each option’s original term. Additionally, if a holder dies during the 3 month general post-termination of service exercise period, such Outside Director may exercise his or her options under the Director Plan for 1 year after his or her death, but not beyond the options’ original term. The initial option and all other options under the Director Plan are generally not transferable other than by will or the laws of descent and distribution. The initial option and all other options under the Director Plan are exercisable by delivering to the Company a written exercise notice with the exercise price payable in cash or cash equivalents. However, the Board may allow payment of the exercise price by such other forms as specified in the Director Plan, to the extent consistent with applicable laws.

A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of Company common stock. A holder of stock units has no voting rights or other privileges as a stockholder. Stock units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both. The initial stock unit grant vests at to 1/3 of the shares on the earlier of (x) the anniversary of the date of grant, or (y) the date of the next annual meeting of stockholders (the “Annual Meeting”) at which a general election of directors is held, and as to 1/12 each quarter thereafter, all subject to the continuous service by the holder as a director of the Company on each vesting date.

Annual Option and Stock Unit Grants under the Director Plan

The Director Plan provides for an automatic annual grant of: (x) stock options having an aggregate Black-Scholes value of $100,000 on the grant date; and (y) stock units covering a number of shares having an aggregate fair market value of $100,000 on the grant date.

The terms of conditions of the annual stock option grants generally are the same as the initial option as described above; provided however that the annual stock option grants vest in their entirety upon the earlier of (x) the first anniversary of the date of grant, or (y) the date of the next Annual Meeting at which a general election of directors is held, subject the holder’s continuous service as a director on the vesting date.

The terms of conditions of the annual stock unit grants generally are the same as the initial stock unit grants as described above; provided however that the annual stock unit grants vest in their entirety upon the earlier of (x) the anniversary of the date of grant, or (y) the date of the next Annual Meeting at which a general election of directors is held, subject continuous service by the holder as a director on the vesting date.

Timing of Annual Grants under the Director Plan

Under the Director Plan, the grant date of all annual awards will occur at the Annual Meeting.

Pro-Rata First Annual Grants for Directors Not Appointed at an Annual Meeting

Also, to accurately reflect that existing Outside Directors may be appointed at a time other than at an Annual Meeting, the Director Plan provides that such Outside Directors would receive a prorated first annual award. If an Outside Director is appointed between Annual Meetings, then at the next immediately following Annual Meeting, such Outside Director will receive a proportionate amount of an annual award equal to the fraction determined by the quotient of: (i) the number of days between the Outside Director’s appointment to the Board and the anticipated date of the next Annual Meeting; divided by (ii) 365.

Adjustments

In the event of certain changes in the Company’s capitalization, including a subdivision of the outstanding shares, a dividend payable in shares, a recapitalization, spin-off or other similar occurrences, the Board will make the following adjustments as it, in its sole discretion, deems appropriate to the following:

•	the number of shares available for grant under the Director Plan;

•	the number of shares covered by each outstanding option;

•	the exercise price under each outstanding option; and

•	the number of stock units included in any prior award which has not yet been settled.

Transferability of Awards

Awards granted under the Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant. Notwithstanding anything to the contrary in the Plan, in no event will the Board have the right to determine and implement the terms and conditions of any award transfer program without stockholder approval.

Change in Control

In the event of a Change in Control (as defined in the Director Plan), which is generally a transaction where the Company is acquired, any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full for a period of time determined by the Board and unvested stock units will vest upon the consummation of the Change in Control. The Board may arrange for the assumption or substitution of awards under the Director Plan by the successor entity. Any awards that are not assumed or substituted for by the successor corporation will terminate as of the date of the Change in Control.

Amendment & Termination

The Director Plan will remain in effect until the earlier of its termination, as specified below, or the 10 year anniversary of its effective date. After termination, no additional options and/or stock units will be granted under the Director Plan, but the Company will continue to recognize options and/or stock units previously granted.

The Board generally may from time to time amend, modify, suspend or terminate the Director Plan; provided that no such amendment, modification, suspension or termination will impair any awards previously granted or deprive any holder of shares he or she may have acquired under the Director Plan. Also, the Company will obtain stockholder approval of any amendment or modification as required by any applicable law or stock exchange rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Stock Options

All options under the Director Plan will be nonstatutory stock options. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Units

There are no immediate tax consequences of receiving an award of stock units. A participant who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Director Plan in an amount equal to the ordinary income realized by an Outside Director at the time the Outside Director recognizes such income.

Section 409A

Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provides certain new requirements for non-qualified deferred compensation arrangements. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Number of Awards Granted to Certain Individuals

The following table sets forth (i) the aggregate number of underlying shares of common stock subject to options granted under the Prior Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of stock units granted under the Prior Plan during the last fiscal year, and (iv) the dollar value of such shares based on $40.57 per share, the closing price of our common stock on December 31, 2009, as reported by the New York Stock Exchange.

	Number of	Average Per	Number of	Dollar Value of
	Options	Share Exercise	Shares of	Shares of Stock
Name of Individual or Group	Granted	Price	Stock Units	Units

All directors who are not executive officers, as a group	78,827	$35.32	13,101	$531,508

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and voting on the matter is required to approve the adoption of the Director Plan. The Board believes that the adoption of the Director Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2010 DIRECTOR EQUITY PLAN.

APPENDIX C

MCAFEE, INC.

2010 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Units and Performance Shares.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means McAfee, Inc., a Delaware corporation, or any successor thereto.

(m) “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity other than as an Employee.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price is reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(bb) “Performance Period” means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

(cc) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff) “Plan” means this 2010 Equity Incentive Plan.

(gg) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(mm) “Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is twelve million six hundred thousand (12,600,000) Shares plus: (i) the additional Shares described in Section 3(c), (ii) any Shares available for issuance under the Company 1997 Stock Incentive Plan (the “1997 Plan”) and (iii) any Shares subject to stock options or similar awards granted under the MX Logic, Inc. 2002 Equity Incentive Plan, the Secure Computing Corporation 2002 Stock Incentive Plan, the Secure Computing Corporation (formerly CipherTrust, Inc.) 2000 Stock Option Plan, the Cyberguard Corporation Third Amended and Restated Employee Stock Option Plan, the Safeboot Option Plan 2006 and the Foundstone, Inc. 2000 Stock Plan (collectively, the “Acquisition Plans”) and/or the 1997 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Acquisition Plans and/or the 1997 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this clause (iii) equal to 14,474,986 Shares). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards.  Any Shares subject to Awards of Restricted Stock, Stock Units, Performance Units, and Performance Shares will be counted against the numerical limits of this Section 3 as two and forty-three hundredths (2.43) Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two and forty-three hundredths (2.43) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited, repurchased, or unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares purchased by the Company in the open market with the proceeds from the sale of Shares pursuant to the exercise of Options will not be available for issuance under the Plan. Upon the exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issues pursuant to Awards of Restricted Stock, Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. For the avoidance of doubt, to the extent that the Administrator is providing for the grant, and/or the administration of, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan may be administered by a Committee that consists of other than two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan and to expressly delegate to the Officers the authority to approve and modify such forms of Award Agreement and/or individual Award Agreements;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine; provided, however, with respect to Awards of Restricted Stock, Stock Units, Performance Units or Performance Shares vesting solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 15 hereof or pursuant to change in control severance agreements entered into by and between the Company and any Service Provider) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 15 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider) than the one (1) year anniversary of the grant date;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws. Pursuant to subsection 4(b)(iv), this authority may be expressly delegated to the Officers;

(viii) to modify or amend each Award (subject to Section(s) 4(e)(i) and 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(e));

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability.  Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Administrator’s or the Board’s roles in connection with the Plan.

(e) Limitations.

(i) Prohibition Against Repricing.  Notwithstanding Section 4(b)(viii), the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with any other Award with a lower exercise price, unless such action is approved by stockholders prior to such action being taken.

(ii) Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash an Option previously granted based on such terms and conditions as the Administrator will establish and communicate to the Participant at the time that such offer is made. Notwithstanding anything contained in this Section 4(e)(ii) to the contrary, the Administrator shall not be allowed to authorize the buyout of underwater Options or Stock Appreciation Rights without the prior consent of the Company’s stockholders.

5. Eligibility.  Nonstatutory Stock Options, Restricted Stock, Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options.

(a) Grant of Stock Options.  Subject to the terms and conditions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

Notwithstanding anything herein to the contrary, the date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or, in the event that the

Administrator’s meeting takes place during a period in which the trading window is closed, on such future date as the Administrator specifies at that time (e.g., two (2) days after the Company’s next public earnings announcement). Notice of the determination shall be given to each individual to whom an Option is so granted promptly but in no event more than three (3) weeks after the date of such grant. Determination shall be defined as including at a minimum, the number of Shares subject to Options granted to each individual and the terms of such Options.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Options granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an employee of the Company or any Parent or Subsidiary of the Company who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d) Option Agreement.

(i) Terms and Conditions.  Each Option grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(d)(ii)), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(ii) Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

(4) by net exercise;

(5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8) any combination of the foregoing methods of payment.

(e) Term of Option.  An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator or its delegate specifies from time to time, including, but not limited to an electronic process) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator or its delegate and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Other Termination.  A Participant’s Award Agreement also may provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

Notwithstanding anything herein to the contrary, the date of grant of a Stock Appreciation Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Stock Appreciation Right or, in the event that the Administrator’s meeting takes place during a period in which the trading window is closed, on such future date as the Administrator specifies at that time (e.g., two (2) days after the Company’s next public earnings announcement). Notice of the determination shall be given to each individual to whom a Stock Appreciation Right is so granted promptly but in no event more than three (3) weeks after the date of such grant. Determination shall be defined as including at a minimum, the number of Shares subject to Stock Appreciation Rights granted to each individual and the terms of such Stock Appreciation Rights.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d) Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(d)(ii)), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(g) Modification or Assumption of Stock Appreciation Rights.  Subject to Section 4(b)(viii) and the provisions of the Plan, the Administrator may modify, extend or assume outstanding Stock Appreciation Rights or may accept the cancellation of outstanding Stock Appreciation Rights (whether granted by the Company or by another issuer) in return for the grant of new Stock Appreciation Rights for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a Stock Appreciation Right shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Appreciation Right.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 500,000 Shares of Restricted Stock. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Shares of Restricted Stock covering up to an additional 500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c) Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Units.

(a) Grant.  Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Stock Units. Notwithstanding anything to the contrary in this subsection (a), for Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 500,000 Stock Units. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Units covering up to an additional 500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d) Form and Timing of Payment.  Payment of earned Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Stock Units in cash, Shares, or a combination thereof. Shares represented by Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $5,000,000, and (ii) no Participant will receive more than 500,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted: (i) additional Performance Units having an initial value up to $5,000,000 and (ii) up to an additional 500,000 Performance Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Notwithstanding the foregoing, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

(e) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company, business unit or division, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per Share, expense reduction, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price increase, time to market, total stockholder return, working capital. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. The Administrator will appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(c) Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

(d) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e) Determination of Amounts Earned.  Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Administrator will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

12. Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13. Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards.

(a) Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

(b) Prohibition Against an Award Transfer Program.  Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) the number and class of Shares that may be delivered under the Plan;

(ii) the number, class, and price of Shares covered by each outstanding Award; or

(iii) the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that:

(i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices;

(ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control (for the avoidance of doubt, if Awards (or portion thereof) are not assumed or substituted by the successor corporation, a Participant’s Awards will not be terminate before fully vesting as provided for in this Section 15(c));

(iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control;

(iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or

(v) any combination of the foregoing.

In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Stock Units, and Performance Shares/Units not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Company will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

16. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan.  The Plan is effective as of its approval by the stockholders of the Company at the Company’s 2010 annual meeting of stockholders as described in Section 23 of the Plan. It will continue in effect for a term of ten (10) years from the Plan’s initial effectiveness, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company at the Company’s 2010 annual meeting of stockholders. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX D

MCAFEE, INC.

2010 DIRECTOR EQUITY PLAN

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

The Plan permits the grant of Options and Stock Units. All Options granted hereunder will be nonstatutory stock options.

Under the Plan the annual grants will be made on the date of the Company’s Annual Meeting. The Plan will be effective as of its approval by stockholders of the Company at the Company’s 2010 Annual Meeting.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Annual Meeting” means the Company’s annual meeting of stockholders.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options or Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Award Transfer Program” means any program instituted by the Board that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Board.

(f) “Board” means the Board of Directors of the Company, or a duly authorized committee of the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means McAfee, Inc., a Delaware corporation, or any successor thereto.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Board in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Board from time to time.

(m) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its fair market value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or (iii) In the absence of an established market for the Common Stock, the fair market value thereof will be determined in good faith by the Board.

(p) “Inside Director” means a Director who is an Employee.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Outside Director” means a Director who is not an Employee.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means the holder of an outstanding Award.

(u) “Plan” means this 2010 Director Equity Plan.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(x) “Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, and granted to a Participant pursuant to Section 6 of the Plan. Each restricted stock unit represents an unfunded and unsecured obligation of the Company.

(y) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded under the Plan is the number of Shares available for issuance under the Company Amended and Restated 1993 Stock Plan for Outside Directors (the “1993 Plan”) plus: (i) the additional Shares described in Section 3(c), and (ii) any Shares subject to stock options or stock units under the 1993 Plan that expire or otherwise terminate without having been exercised in full and Shares issues pursuant to awards granted under the 1993 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this clause (ii) equal to 554,428 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards.  An Award of Stock Units will be counted against the numerical limits of this Section 3 as two and forty-three hundredths (2.43) Shares for every 1 Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two and forty-three hundredths (2.43) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards.  If an outstanding Award expires or becomes unexercisable without having been exercised in full, or with respect to Stock Units, is forfeited to the Company due to failure to vest, the unpurchased or forfeited Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. Shares purchased by the Company in the open market with the proceeds from the sale of Shares pursuant to the exercise of Options will not be available for issuance under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4. Administration.

(a) Administration.  The Plan shall be administered by the Board and/or any duly appointed committee of the Board having such powers as shall be specified by the Board. Unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options and/or Stock Units under the Plan, to set the exercise price of the Options, to determine the number of Shares to be granted under Options and/or Stock Units or the time at which such Options and/or Stock Units are to be granted, to establish the duration of Options and/or Stock Units, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan, including the authority to determine the Fair Market Value of a Share, and to determine the Black-Scholes value of an Option to purchase a Share. All questions of interpretation of the Plan or of any Options and/or Stock Units granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option or Stock Unit. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

(b) Prohibition Against Repricing.  Subject to the provisions of Section 13 of the Plan, the terms of any Option may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

5. Stock Options.

(a) Grant of Stock Options.  All grants of Options to Outside Directors under this Plan will be automatic and nondiscretionary and will be made strictly in accordance with Sections 7 and 8; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Options for specified periods of time.

Notwithstanding anything herein to the contrary, the date of grant of an Option shall be the date on which the Board makes the determination granting such Option or, in the event that the Annual Meeting, the date of the Outside Director’s election as a Director, and/or the Outside Director’s appointment to the Board takes place during a period in which the trading window is closed, on such future date as the Board may specify at that time (e.g., two (2) days after the Company’s next public earnings announcement). Notice of the determination shall be given to each individual to whom an Option is so granted promptly but in no event more than three (3) weeks after the date of such grant. Determination shall be defined as including at a minimum, the number of Shares subject to Options granted to each individual and the terms of such Options.

(b) Option Agreement.

(i) Terms and Conditions.  Each Option grant will be evidenced by an Award Agreement that will specify the terms and conditions of the Options.

(ii) Form of Consideration.  The Award Agreement will specify the form(s) of consideration for exercising an Option. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Board, will not result in any adverse accounting consequences to the Company;

(4) by net exercise;

(5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8) any combination of the foregoing methods of payment.

(c) Procedure for Exercise of an Option; Rights as Stockholder.  Any Option granted hereunder will be exercisable at such times as are set forth in Section 7(a) or 8(a), as applicable. An Option may not be exercised for a fraction of a Share.

An Option will be deemed to be exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the Option) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment allowable by the Award Agreement and Section 5(b)(ii) of the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to any Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner will result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(d) Termination of Continuous Status as a Director.  Subject to Section 13, in the event an Participant’s status as a Director terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its seven (7) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate.

(e) Disability of Participant.  In the event Participant’s status as a Director terminates as a result of Disability, the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its seven (7) year term). To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate and the Shares covered by such Option will revert to the Plan.

(f) Death of Participant.  If a Participant dies while still a Director or within the three (3) month post-termination exercise period set forth in Section 5(d), the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant was entitled to exercise it on the date of death (but in no event later than the expiration of its seven (7) year term). To the extent that the Participant was not entitled to exercise an Option on the date of death, and to the extent that the Participant’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate and the Shares covered by such Option will revert to the Plan.

(g) Other Termination.  A Participant’s Award Agreement also may provide that if the exercise of the Option following the termination of Participant’s status as a Director (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Director (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (x) the expiration of the term of the Option, or (y) the expiration of a period of three (3) months after the termination of the Participant’s status as a Director during which the exercise of the Option would not be in violation of such registration requirements.

6. Stock Units.

(a) Procedures for Grants.  All grants of Stock Units to Outside Directors under this Plan will be automatic and nondiscretionary and will be made strictly in accordance with Sections 7 and 8; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Stock Units for specified periods of time. No person will have any discretion to determine the number of Shares to be covered by Stock Units.

(b) Form and Timing of Payment.  Stock Units will be settled in the form of (i) cash, (ii) Shares, or (iii) a combination of both, as determined by the Board. Notwithstanding anything herein to the contrary, the Fair Market Value of a Stock Unit grant shall be the closing price on the day of determination unless otherwise determined by the Board. Methods of converting Stock Units into cash for settlement may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in lump-sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, subject to Section 21. The payment of vested Stock Units will be made as soon as practicable after the date(s) determined by the Board but no later than March 15th of the calendar year following the applicable vesting date. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 13.

(c) Cancellation.  On the date of Participant’s termination as a Director, all unvested Stock Units will be forfeited to the Company.

(d) Additional Stock Unit Terms.

(i) Company’s Obligation to Pay.  Unless and until the Stock Units have vested in the manner set forth above, the Participant will have no right to payment of such Stock Units. Prior to the vesting of any Stock Units, such Stock Units will represent an unsecured obligation. To the extent that Stock Units are settled in Shares, payment of any vested Stock Units will be made in whole Shares.

(ii) Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7. Initial Grants.

(a) Initial Option Grant.  Each Outside Director will be automatically granted an Option to purchase such number of Shares set forth in this Section 7(a) (the “Initial Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive an Initial Option. The Initial Option shall give the Participant the right to purchase a number of Shares equal to: (x) $200,000 divided by (y) the Black-Scholes value of an Option to purchase a single

Share on the grant date, as determined by the Board; provided that such number of Shares subject to the Initial Option will be rounded to the nearest whole number of Shares. The terms of an Initial Option granted hereunder will be as follows:

(i) The term of the Initial Option will be seven (7) years.

(ii) The Initial Option will be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 13.

(iii) The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Initial Option.

(iv) Subject to Section 13, the Initial Option will become exercisable as to one-twelfth (1/12) of the Shares subject to the Initial Option each quarter following its date of grant (rounded to the nearest whole number of Shares), so as to become one hundred percent (100%) vested on the third (3rd) anniversary of the date of grant, provided that the Participant continues to serve as a Director on such vesting dates.

(b) Initial Stock Unit Grant.

(i) Grant.  Each Outside Director will be automatically granted such number of Shares subject to Stock Units as set forth in this Section 7(b)(i) (“Initial Stock Unit Grant”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a Initial Option. The Initial Stock Unit Grant shall cover a number of Shares with an aggregate Fair Market Value equal to $200,000 on the grant date; provided that such number of Shares subject to the Initial Stock Unit Grant will be rounded to the nearest whole number of Shares.

(ii) Vesting.  Subject to Section 13, the Initial Stock Unit Grant will vest (x) as to one-third (1/3) of the Shares subject to the Initial Stock Unit Grant upon the earlier of (aa) the first anniversary of the date of grant, or (bb) the date of the next Annual Meeting at which a general election of Directors is held; and (y) as to one-twelfth (1/12) of the Shares subject to the Initial Stock Unit Grant each quarter thereafter (all vesting rounded to the nearest whole number of Shares), provided that the Participant continues to serve as a Director on such vesting dates.

8. Annual Awards.

(a) Annual Option Grant.  Subject to proration under Section 9 below, each Outside Director will be automatically granted an Option to purchase such number of Shares as set forth in this Section 8(a) (“Annual Option”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting. The Annual Option shall give the Participant the right to purchase a number of Shares equal to: (x) $100,000 divided by (y) the Black-Scholes value of an Option to purchase a single Share on the grant date, as determined by the Board; provided that such number of Shares subject to the Initial Option will be rounded to the nearest whole number of Shares. The terms of an Annual Option granted hereunder will be as follows:

(i) The term of the Annual Option will be seven (7) years.

(ii) The Annual Option will be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 13.

(iii) The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Annual Option.

(iv) Subject to Section 13, the Annual Option will become exercisable as to one hundred percent (100%) of the Shares subject to the Annual Option on the earlier of: (x) the one (1) year anniversary of the date of grant, or (y) the next Annual Meeting, provided that the Participant continues to serve as a Director on such date.

(b) Annual Stock Unit Grant.

(i) Grant.  Subject to proration under Section 9, each Outside Director will be automatically granted such number of Shares subject to Stock Units as set forth in this Section 8(b) (the “Annual Stock Unit Grant”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting. The Annual Stock Unit Grant shall cover a number of Shares with an aggregate Fair Market Value equal to $100,000 on the grant date; provided that such number of Shares subject to the Annual Stock Unit Grant will be rounded to the nearest whole number of Shares.

(ii) Vesting.  Subject to Section 13, the Annual Stock Unit Grant will vest and become payable as to 100% of the Shares subject to the Annual Stock Unit Grant on the earlier of: (x) the one (1) year anniversary of the date of grant, or (y) the next Annual Meeting, provided that the Participant continues to serve as a Director on such date.

9. Annual Award Pro Ration Policy for New Directors Appointed Before an Annual Meeting.  To the extent that an Outside Director has not served as an Outside Director at the prior Annual Meeting, such Outside Director shall receive pro-rata annual grants consisting of a certain percentage (the “Proration Percentage”) of an Annual Option and an Annual Stock Unit Grant, provided that he or she continues to be an Outside Director at and immediately following the applicable Annual Meeting. The Proration Percentage shall consist of: (x) the number of days between the anniversary of the Outside Director’s initial election to the Board or initial appointment to the Board and the anticipated date of the immediately following Annual Meeting; divided by (y) three hundred sixty-five (365). All grants under this subsection will be rounded to the nearest whole number of Shares.

10. Eligibility.  Awards may be granted only to Outside Directors. All Options will be automatically granted in accordance with the terms set forth in Section 5. All Stock Units will be automatically granted in accordance with the terms set forth in Section 6.

The Plan will not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

11. Term of Plan.  This Plan is effective as of its approval by the stockholders of the Company at the Company’s 2010 Annual Meeting as described in Section 19 of the Plan. It will continue in effect until the tenth anniversary of the Plan’s initial effectiveness unless sooner terminated under Section 13 of the Plan.

12. Transferability

(a) Non-Transferability of Awards.  Except as described in the Award Agreements, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award, the Award immediately will become null and void.

(b) Prohibition Against an Award Transfer Program.  Notwithstanding anything to the contrary in the Plan, in no event will the Board have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number of Shares subject to Options and Stock Units available for issuance under the Plan, the number of Shares covered by each Option, the exercise price under each outstanding Option, or the number of Stock Units included in any prior award which has not yet been settled.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Stock Unit has not vested, it will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) In the event of a Change in Control, (x) any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of prior to or upon the consummation of the Change in Control, and the Board will notify the Participant holding an Option in writing or electronically that the Option will be exercisable for a period of time determined by the Board in its sole discretion; and (y) any unvested Stock Units shall fully vest upon the consummation of the Change in Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 13(c)(i) shall be conditioned upon the consummation of the Change in Control.

(ii) In addition, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Options and/or Stock Units or substitute substantially equivalent options and/or stock units for the Acquiring Corporation’s stock for such outstanding Options and/or Stock Units. Any Options and/or Stock Units which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Option or upon settlement of a Stock Unit prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option and/or Stock Unit except as otherwise provided in such Award Agreement.

(iii) For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Change in Control is not solely common stock of the Acquiring Corporation or its Parent, the Board may, with the consent of the Acquiring Corporation, provide for the consideration to be received upon the exercise of the Option, or upon the payout of a Stock Unit, for each Share subject to the Award, to be solely common stock of the Acquiring Corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the Change in Control.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation will be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.  Any such amendment or termination of the Plan will not affect Awards already granted and such Awards will remain in full force and effect as if this Plan had not been amended or terminated.

15. Time of Granting of Awards.  The date of grant of an Award will, for all purposes, be the date determined in accordance with Section 5 and 6.

16. Conditions Upon Issuance of Shares.

(a) Shares will not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, will comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

(c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

17. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

18. Award Agreement.  Awards will be evidenced by written Award Agreements in such form as the Board will approve.

19. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company at the Company’s 2010 Annual Meeting. Such stockholder approval will be obtained in the degree and manner required under Applicable Laws.

20. No Guarantee of Continued Service.  The Plan will not confer upon any Participant any rights with respect to continuation of service as a Director or other service provider to the Company or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director of the Company may have to terminate the Director’s relationship with the Company at any time.

21. Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

MCAFEE, INC. 3965 FREEDOM CIRCLE SANTA CLARA, CA 95054
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MCAFEE, INC. - This proxy is solicited on behalf of our board of directors.

Our board of directors recommends that you vote “for” the election of Messrs. Darcy, O’Leary and Pangia as Class III directors.

Proposal No. 1 — Election of Directors;

	To elect three Class III directors for two-year terms:	For	Against	Abstain
Nominees:	(01) Mr. Thomas E. Darcy	☐	☐	☐
	(02) Mr. Denis J. O’Leary	☐	☐	☐
	(03) Mr. Robert W. Pangia	☐	☐	☐

Our board of directors recommends a vote “for” the approval of our 2010 Equity Incentive Plan.		For	Against	Abstain

	Proposal No. 2 — Approval of our 2010 Equity Incentive Plan;	☐	☐	☐

Our board of directors recommends a vote “for” the approval of our 2010 Director Equity Plan.		For	Against	Abstain

	Proposal No. 3 — Approval of our 2010 Director Equity Plan;	☐	☐	☐

Our board of directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.		For	Against	Abstain

	Proposal No. 4 — To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2010; and	☐	☐	☐

Proposal No. 5 — To transact any other business as may properly come before the meeting.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2010 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
June 17, 2010
2:00 p.m. Pacific Daylight Time
McAfee, Inc.
3965 Freedom Circle
Santa Clara, California 95054

McAfee, Inc.
3965 Freedom Circle
Santa Clara, California 95054

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — June 17, 2010
     The undersigned stockholder of McAfee, Inc. (the “Company”) hereby appoints, Albert A. “Rocky” Pimentel and Mark D. Cochran, or either of them, as attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on Thursday, June 17, 2010, at 2:00 p.m. Pacific Daylight Time at the Company’s corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054, and at any adjournment(s) or postponement(s) of the meeting, with all of the powers such undersigned stockholder would have if personally present, for the purposes listed on the reverse side.